                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               FEBRUARY 16, 1999

                                 BY AND AMONG

                               7TH LEVEL, INC.,

                         7TH LEVEL MERGER CORPORATION,

                           STREET TECHNOLOGIES, INC.

                                      AND

          THE STOCKHOLDERS OF STREET TECHNOLOGIES, INC. NAMED HEREIN

                               TABLE OF CONTENTS

ARTICLE I
     THE MERGER...........................................................................  2
     SECTION 1.01. Filing of Certificate of Merger; Effective Time........................  2
     SECTION 1.02. Closing................................................................  2
     SECTION 1.03. Effects of the Merger..................................................  2

 ARTICLE II
     EFFECT OF THE MERGER ON THECAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.............  3
     SECTION 2.01.  Conversion of Securities..............................................  3
     SECTION 2.02.  Exchange of Certificates..............................................  4
     SECTION 2.03.  No Fractional Shares..................................................  5
     SECTION 2.04.  Transfers Following the Effective Time................................  5

ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF 7TH LEVEL..........................................  5
     SECTION 3.01.  Organization of 7th Level and Merger Corporation; Authority...........  5
     SECTION 3.02.  Capitalization........................................................  6
     SECTION 3.03.  Subsidiaries..........................................................  7
     SECTION 3.04.  No Violation; Consents and Approvals..................................  7
     SECTION 3.05.  7th Level SEC Documents...............................................  8
     SECTION 3.06.  Financial Statements..................................................  8
     SECTION 3.07.  Absence of Certain Changes or Events..................................  8
     SECTION 3.08.  Absence of Undisclosed Liabilities.................................... 10
     SECTION 3.09.  Personal Property..................................................... 10
     SECTION 3.10.  Real Property......................................................... 11
     SECTION 3.11.  Intellectual Property................................................. 13
     SECTION 3.12.  Litigation............................................................ 13
     SECTION 3.13.  Employee Benefit Plans................................................ 14
     SECTION 3.14.  Taxes................................................................. 16
     SECTION 3.15.  Contracts and Commitments............................................. 18
     SECTION 3.16.  Compliance with Laws.................................................. 20
     SECTION 3.17.  Insurance............................................................. 20
     SECTION 3.18.  Labor Matters......................................................... 20
     SECTION 3.19.  Environmental Matters................................................. 21
     SECTION 3.20.  Transactions with Affiliates.......................................... 22
     SECTION 3.21.  Brokers............................................................... 22
     SECTION 3.22.  Certain Agreements.................................................... 22
     SECTION 3.23.  Absence of Certain Commercial Practices............................... 23
     SECTION 3.24.  Year 2000 Issues...................................................... 23

     SECTION 3.25.  Books and Records..................................................... 24

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF STREET............................................. 24
     SECTION 4.01.  Organization of Street; Authority..................................... 24
     SECTION 4.02.  Capitalization........................................................ 25
     SECTION 4.03.  Subsidiaries.......................................................... 25
     SECTION 4.04.  No Violation; Consents and Approvals.................................. 26
     SECTION 4.05......................................................................... 26
     SECTION 4.06.  Financial Statements.................................................. 26
     SECTION 4.07.  Absence of Certain Changes or Events.................................. 27
     SECTION 4.08.  Absence of Undisclosed Liabilities.................................... 29
     SECTION 4.09.  Personal Property..................................................... 29
     SECTION 4.10.  Real Property......................................................... 29
     SECTION 4.11.  Intellectual Property................................................. 31
     SECTION 4.12.  Litigation............................................................ 31
     SECTION 4.13.  Employee Benefit Plans................................................ 32
     SECTION 4.14.  Taxes................................................................. 34
     SECTION 4.15.  Contracts and Commitments............................................. 36
     SECTION 4.16.  Compliance with Laws.................................................. 37
     SECTION 4.17.  Insurance............................................................. 38
     SECTION 4.18.  Labor Matters......................................................... 38
     SECTION 4.19.  Environmental Matters................................................. 39
     SECTION 4.20.  Transactions with Affiliates.......................................... 39
     SECTION 4.21.  Brokers............................................................... 40
     SECTION 4.22.  Certain Agreements.................................................... 40
     SECTION 4.23.  Absence of Certain Commercial Practices............................... 40
     SECTION 4.24.  Year 2000 Issues...................................................... 41
     SECTION 4.25.  Books and Records..................................................... 41

ARTICLE V
     REPRESENTATIONS AND WARRANTIES OFTHE STREET STOCKHOLDERS............................. 41
     SECTION 5.01.  Ownership of Street Capital Stock..................................... 41
     SECTION 5.02.  Authority Relative to this Agreement.................................. 41
     SECTION 5.03.  Restricted Securities................................................. 42

ARTICLE VI
     COVENANTS OF THE PARTIES AFTER THE MERGER............................................ 42
     SECTION 6.01.  7th Level Stockholders Meeting........................................ 42
     SECTION 6.02.  Public Announcements and Filings...................................... 43
     SECTION 6.03.  Tax Treatment......................................................... 43
     SECTION 6.04.  Registration of Shares issued in the Merger........................... 43

     SECTION 6.05.  Procedures for Sale of Shares under Registration Statement............ 47
     SECTION 6.06.  Certain Employee Benefit Matters...................................... 48
     SECTION 6.07.  [Intentionally Omitted.].............................................. 48

ARTICLE VII
     DELIVERIES AT THE CLOSING............................................................ 49
     SECTION 7.01.  Deliveries by 7th Level to Street on the Closing Date................. 49
     SECTION 7.02.  Deliveries by Street to 7th Level on the Closing Date................. 51

ARTICLE VIII
     SURVIVAL OF REPRESENTATIONS AND WARRANTIES;INDEMNIFICATION........................... 52
     SECTION 8.01.  Survival; Knowledge................................................... 52
     SECTION 8.02.  Indemnification....................................................... 52

ARTICLE IX
     MISCELLANEOUS........................................................................ 54
     SECTION 9.02.  Notices............................................................... 54
     SECTION 9.03.  Amendment; Waiver..................................................... 56
     SECTION 9.04.  Fees and Expenses..................................................... 56
     SECTION 9.05.  Successors and Assigns................................................ 56
     SECTION 9.06.  Governing Law......................................................... 56
     SECTION 9.07.  Counterparts; Effectiveness........................................... 56
     SECTION 9.08.  Entire Agreement; No Third Party Beneficiaries; Rights of Ownership... 56
     SECTION 9.09.  Headings.............................................................. 57
     SECTION 9.10.  Severability.......................................................... 57

                                 EXHIBITS

Exhibit A.......................................................  Certificate of Designations
Exhibit B.............................................................  Certificate of Merger
Exhibit C.....................................................................  Press Release
Exhibit D...........................  Employment Agreement between 7th Level and Stephen Gott
Exhibit E................  Form of Compliance Certificate of 7th Level and Merger Corporation
Exhibit F..............................................  Form of Opinion of 7th Level Counsel
Exhibit G..........................................  Form of Compliance Certificate of Street
Exhibit H.................................................  Form of Opinion of Street Counsel

                                   SCHEDULES

7th Level Disclosure Schedule
Street Disclosure Schedule

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of February 16, 1999 (this "Agreement"), by and among 7th Level, Inc., a Delaware corporation ("7th Level"), 7th Level Merger Corporation, a Delaware corporation and wholly-owned subsidiary of 7th Level ("Merger Corporation"), Street Technologies, Inc., a Delaware corporation ("Street"), and the stockholders of Street who are signatories hereto (each a "Street Stockholder" and collectively, the "Street Stockholders").

     WHEREAS, the boards of directors of 7th Level, Merger Corporation and Street, respectively, 7th Level as the sole stockholder of Merger Corporation and the Street Stockholders, have each approved, as being in the best interests of the respective corporations and their stockholders, the merger (the "Merger") of Merger Corporation with and into Street, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL");

     WHEREAS, pursuant to the Merger, the outstanding shares of common stock, $.0005 par value per share, of Street ("Street Common Stock") (except for shares of Street Common Stock held by Street, 7th Level, Merger Corporation and any other subsidiary of Street or 7th Level), shall, in accordance with the provisions of this Agreement, be converted into 677,954 shares of 7th Level's common stock, $.01 par value per share ("7th Level Common Stock"), and 21,643.97 shares of Series D Preferred Stock of 7th Level ("Series D Stock") with the designations, preferences and rights set forth in the Certificate of Designations attached as Exhibit A hereto (the "Certificate of Designations");
                         ---------

     WHEREAS, pursuant to the Merger, the outstanding shares of preferred stock, $.0005 par value per share, of Street ("Street Preferred Stock," and together with the Street Common Stock, the "Street Capital Stock") (except for shares of Street Preferred Stock held by Street, 7th Level, Merger Corporation and any other subsidiary of Street or 7th Level), shall, in accordance with the provisions of this Agreement, be converted into 4,270,228 shares of 7th Level Common Stock;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, 7th Level, Merger Corporation, Street and the Street Stockholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, this Agreement is intended to set forth the terms and conditions upon which Merger Corporation will merge with and into Street;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

SECTION 1.01. Filing of Certificate of Merger; Effective Time.

     Subject to the provisions of this Agreement, a certificate of merger in the form attached as Exhibit B hereto (the "Certificate of Merger") shall be duly
                 ---------
prepared, executed and acknowledged by Street and thereafter delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL simultaneously with the Closing (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

SECTION 1.02. Closing.

     The consummation of the Merger (the "Closing") shall take place on February 16, 1999 at the offices of Swidler Berlin Shereff Friedman, LLP, located at 919 Third Avenue, New York, New York, or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

SECTION 1.03. Effects of the Merger.

     (a) At the Effective Time and by virtue of the Merger, (i) the separate corporate existence of Merger Corporation shall cease and Merger Corporation shall be merged with and into Street, and Street shall be the surviving corporation (the "Surviving Corporation"); (ii) all of the issued and outstanding Street Common Stock shall be converted as provided in Section 2.01;
(iii) all of the issued and outstanding Street Preferred Stock shall be converted as provided in Section 2.01; (iv) the certificate of incorporation of Merger Corporation as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation; and (v) the by-laws of Merger Corporation as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation.

     (b) At and after the Effective Time, the corporate existence of Street, with all its rights, privileges, powers and franchises of a public as well as of a private nature, shall continue unaffected and unimpaired by the Merger. The Merger shall have the effects specified in Section 259 of the DGCL.

                                  ARTICLE II
                          EFFECT OF THE MERGER ON THE
                 CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

SECTION 2.01. Conversion of Securities.

     As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

     (a) each outstanding share of Street Common Stock or Street Preferred Stock held by Street or any Street Subsidiary (as defined in Section 4.03), or that is owned by 7th Level or Merger Corporation or any other 7th Level Subsidiary (as defined in Section 3.03), shall be canceled without payment of any consideration therefor;

     (b) the total outstanding shares of Street Preferred Stock shall be converted into 4,270,228 shares of 7th Level Common Stock; and all such shares of Street Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares of Street Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the pro rata number of shares of 7th Level Common Stock to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.02(a), without interest;

     (c) the total outstanding shares of Street Common Stock shall be converted into (i) 677,954 shares of 7th Level Common Stock, and (ii) 21,643.97 shares of Series D Stock which shall be convertible into 7,214,657 shares of 7th Level Common Stock); and all such shares of Street Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares of Street Common Stock shall cease to have any rights with respect thereto, except the right to receive the pro rata number of shares of 7th Level Common Stock and Series D Stock to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest;

     (d) each share of capital stock of Merger Corporation that is issued and outstanding immediately prior to the Effective Time shall be canceled and be converted into one share of common stock of the Surviving Corporation, and each certificate evidencing ownership of any such shares of Merger Corporation shall thereupon evidence ownership of the same number of shares of the Surviving Corporation;

     (e) each stock option ("Street Option") for Street Common Stock that is outstanding prior to the Effective Time shall be exercisable for .00169 shares of Series D Stock.

SECTION 2.02. Exchange of Certificates.

     (a) As promptly as practicable after the Closing, each Street Stockholder shall deliver to 7th Level at the Closing certificates representing all shares of Street Preferred Stock owned by such Street Stockholder, and, in exchange therefor, 7th Level shall deliver to each Street Stockholder certificates representing that number of shares of 7th Level Common Stock which such Street Stockholder has the right to receive pursuant to Section 2.01(b) and the certificates for shares of Street Preferred Stock so surrendered shall forthwith be canceled. Until such shares of Street Preferred Stock are so delivered, certificates representing such shares of Street Preferred Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery one or more certificates representing shares of 7th Level Common Stock as contemplated by this Section 2.02 and the holders thereof shall have no rights whatsoever as stockholders of 7th Level or Street other than with respect to dividends or distributions made upon such shares of 7th Level Common Stock, if any.

     (b) As promptly as practicable after the Closing, each Street Stockholder shall deliver to 7th Level at the Closing certificates representing all shares of Street Common Stock owned by such Street Stockholder, and, in exchange therefor, 7th Level shall deliver to each Street Stockholder certificates representing that number of shares of 7th Level Common Stock and Series D Stock which such Street Stockholder has the right to receive pursuant to Section 2.01(c) and the certificates for shares of Street Common Stock so surrendered shall forthwith be canceled. Until such shares of Street Common Stock are so delivered, certificates representing such shares of Street Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery one or more certificates representing shares of 7th Level Common Stock and Series D Stock as contemplated by this Section 2.02 and the holders thereof shall have no rights whatsoever as stockholders of 7th Level or Street other than with respect to dividends or distributions made upon such shares of 7th Level Common Stock or Series D Stock.

SECTION 2.03. No Fractional Shares.

     Notwithstanding any other term or provision hereof, no holder of fractional shares of 7th Level Common Stock and no certificates or scrip therefor, or any other evidence of ownership thereof, shall be issued voting or other rights of a holder of shares or fractional share interests of 7th Level. In lieu of such fractional shares, any holder of Street Preferred Stock or Street Common Stock who would otherwise be entitled to a fraction of a share of 7th Level Common Stock upon the conversion of all Street Preferred Stock or Street Common Stock held by such holder shall, upon surrender of his certificate or certificates representing Street Preferred Stock or Street Common Stock, be paid an amount in cash (without interest) determined by multiplying (i) such fraction by (ii) the per share closing price furnished by the National Association of Securities Dealers, Inc. through The Nasdaq National Market ("Nasdaq") of 7th Level Common Stock on the last date of trading of 7th Level Common Stock on Nasdaq prior to the Effective Time. As soon as practicable after the determination of the amount of cash, if any, to be paid to a former holder of Street Preferred Stock or Street Common Stock with respect to any fractional share interests of 7th Level Common Stock, 7th Level shall pay such amounts to such former holder of Street Preferred Stock or Street Common Stock subject to, and in accordance with, the terms of this Section 2.03.

SECTION 2.04. Transfers Following the Effective Time.

     The stock transfer books of Street shall be closed as of the Effective Time, and thereafter there shall be no further registration of transfers of shares of Street Preferred Stock or Street Common Stock that were outstanding prior to the Effective Time.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF 7TH LEVEL

     Except as set forth in the disclosure schedule delivered by 7th Level to Street and the Street Stockholders prior to the execution of this Agreement (the "7th Level Disclosure Schedule"), 7th Level represents and warrants to Street and the Street Stockholders as follows:

SECTION 3.01. Organization of 7th Level and Merger Corporation; Authority.

     Each of 7th Level and Merger Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and corporate authority to enter into this Agreement, to consummate the transactions contemplated hereby, to own, lease and operate its properties and to conduct its business. The execution, delivery and performance by 7th Level and Merger Corporation of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of 7th Level and Merger Corporation. This Agreement has been duly executed and delivered by 7th Level and Merger Corporation and, assuming that this Agreement constitutes a valid and binding obligation of Street and the Street Stockholders, constitutes a valid and binding obligation of 7th Level and Merger Corporation, enforceable against 7th Level and Merger Corporation in accordance with its terms, except as may be limited by (i) bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally,
(ii) the availability of equitable remedies and (iii) with respect to enforcement of rights to indemnity and contribution hereunder, federal or state securities laws or principles of public policy. 7th Level is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a 7th Level Material Adverse Effect (as defined in Section 3.07). 7th Level has heretofore delivered or made available to Street complete and correct copies of the certificate of incorporation and by-laws of 7th Level and Merger Corporation, the minute books and stock transfer records of 7th Level, as in effect as of the date of this Agreement.

SECTION 3.02. Capitalization.

     The authorized capital stock of 7th Level consists of 100,000,000 shares of 7th Level Common Stock and 100,000 shares of preferred stock, par value $.01 per share, of 7th Level (the "7th Level Preferred Stock," and together with the 7th Level Common Stock, the "7th Level Capital Stock"), of which only 24,865,241 (as reported by 7th Level's transfer agent) shares of 7th Level Common Stock (as reported by 7th Level's transfer agent) and 330 shares of 7th Level Preferred Stock are outstanding on the date hereof. Except as set forth in Section 3.02 of the 7th Level Disclosure Schedule, no other shares of any other class or series of 7th Level Capital Stock or securities exercisable or convertible into or exchangeable for 7th Level Capital Stock ("7th Level Capital Stock Equivalents") are authorized, issued or outstanding. Except as contemplated herein or set forth in Section 3.02 of the 7th Level Disclosure Schedule or in the 7th Level SEC Documents (as defined in Section 3.05) filed prior to the date hereof, the outstanding shares of 7th Level Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. Except as set forth in Section 3.02 of the 7th Level Disclosure Schedule, there are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, and, to 7th Level's knowledge, voting or transfer of any shares, whether issued or unissued, of 7th Level Capital Stock, 7th Level Capital Stock Equivalents or other securities of 7th Level. At the Effective Time, the shares of 7th Level Common Stock and Series D Stock into which shares of Street Common Stock shall be converted in the Merger and the shares of 7th Level Common Stock issuable upon conversion of the Series D Stock will have been duly authorized and, when issued and delivered in accordance with Article II hereof and the Certificate of Designations, if applicable, such shares of 7th Level Common Stock, Series D Stock and the shares of 7th Level Common Stock issuable upon conversion of the Series D Stock will be validly issued, fully paid and nonassessable. 7th Level has filed a Nasdaq National Market Notification Form for listing of Additional Shares with respect to all of the shares of 7th Level Common Stock issuable to the Street Stockholders in the Merger.

SECTION 3.03. Subsidiaries.

     Section 3.03 of the 7th Level Disclosure Schedule contains a list of the name of each subsidiary of 7th Level (each such corporation, partnership or other entity being referred to herein as a "7th Level Subsidiary"). Section
3.03 of the 7th Level Disclosure Schedule sets forth, with respect to each 7th Level Subsidiary, its type of entity, the jurisdiction of its organization, its authorized and outstanding capital stock, partnership interests or equivalent ownership interests and 7th Level's current ownership of such shares or interests. Except as set forth in Section 3.03 of the 7th Level Disclosure Schedule, each of the outstanding shares of capital stock of each of the 7th Level Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by 7th Level or another 7th Level Subsidiary free and clear of all liens, claims, encumbrances, options, pledges and security interests ("Liens") and were not issued in violation of, nor subject to, any preemptive, subscription or similar rights. Except as set forth in Section 3.03 of the 7th Level Disclosure Schedule, there are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, voting or transfer of any shares, whether issued or unissued, of 7th Level Capital Stock, 7th Level Capital Stock Equivalents or other securities of any 7th Level Subsidiary. Except as set forth in Section
3.03 of the 7th Level Disclosure Schedule or in the 7th Level SEC Documents, 7th Level and the 7th Level Subsidiaries do not own any equity interests in any person. Each 7th Level Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business.

SECTION 3.04. No Violation; Consents and Approvals.

     Except as set forth in Section 3.04 of the 7th Level Disclosure Schedule, the execution and delivery by 7th Level of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any provision of the certificate of incorporation or by-laws of 7th Level, (b) any judgment, order, injunction or decree (an "Order"), or statute, law, ordinance, rule or regulation ("Applicable Law") applicable to 7th Level or any 7th Level Subsidiary or the property or assets of 7th Level or any 7th Level Subsidiary, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of 7th Level or any 7th Level Subsidiary under, any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation ("Contracts") to which 7th Level or any 7th Level Subsidiary is a party or by which 7th Level or any 7th Level Subsidiary or any assets of 7th Level or any 7th Level Subsidiary may be bound, except in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a 7th Level Material Adverse Effect. Except as set forth in Section 3.04 of the 7th Level Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with ("Governmental Approval"), any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign ("Governmental Authority"), is required to be obtained or made by or with respect to 7th Level or any 7th Level Subsidiary in connection with the execution and delivery of this Agreement or the consummation by 7th Level of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have a 7th Level Material Adverse Effect.

SECTION 3.05. 7th Level SEC Documents.

     7th Level has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Street, true and complete copies of, each report, schedule, registration statement and definitive proxy statement required to be filed by it since January 1, 1996 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "7th Level SEC Documents"). As of their respective dates, the 7th Level SEC Documents, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.06. Financial Statements.

     Except as set forth in Section 3.06 of the 7th Level Disclosure Schedule, the financial statements of 7th Level included or incorporated by reference in the 7th Level SEC Documents and 7th Level's unaudited financial statements as of and for the year ended December 31, 1998 (collectively, the "7th Level Financial Statements"), (a) fairly present in all material respects (subject, in the case of the unaudited statements, to normal recurring audit adjustments), the consolidated financial condition and the results of operations and cash flows of 7th Level and the 7th Level Subsidiaries as of the dates and for the periods indicated (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and other adjustments described therein) and (b) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved, except as disclosed therein and in the notes thereto and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC.

SECTION 3.07. Absence of Certain Changes or Events.

     Except as set forth in Section 3.07 of the 7th Level Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from September 30, 1998 to the date of this Agreement, (i) 7th Level and the 7th Level Subsidiaries have operated their businesses solely in the ordinary course of business consistent with past practices, and (ii) without limiting the generality of clause (i), neither 7th Level nor any 7th Level Subsidiary has:

     (a) created, incurred, assumed or guaranteed any indebtedness for borrowed money (including, without limitation, obligations in respect of capital leases), other than borrowings and issuances of letters of credit in the ordinary course of business and consistent with past practice;

     (b) issued, sold or delivered, redeemed or purchased, any shares of 7th Level Capital Stock or any 7th Level Capital Stock Equivalents, or granted or entered into any options, warrants, rights, agreements or commitments with respect to the issuance of 7th Level Capital

Stock or 7th Level Capital Stock equivalents, or amended any terms of any such securities or agreements;

     (c) declared, set aside or paid any dividends or other distributions in respect of 7th Level Capital Stock;

     (d) increased the rate of compensation or benefits of, or paid or agreed to be paid any benefit to (including, but not limited to severance or termination pay), present or former directors, officers or employees, except as may be required by any existing 7th Level Plan (as defined in Section 3.13), agreement or arrangement disclosed to Street prior to the date hereof or to employees who are not officers in accordance with 7th Level's ordinary course of business consistent with past practice;

     (e) entered into, adopted, terminated or amended any 7th Level Plan, employment or severance agreement or any plan, agreement, program, policy, trust, fund or other arrangement that would be a 7th Level Plan if it were in existence as of the date of this Agreement, except as required by law;

     (f) sold, leased, transferred, or otherwise disposed of any properties or assets, real, personal or mixed, which have an aggregate book value in excess of $25,000 or mortgaged or encumbered any properties or assets, whether real or personal, which have an aggregate book value in excess of $25,000;

     (g) acquired or agreed to acquire by merging or consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquired or agreed to acquire any assets which are material, individually or in the aggregate, to 7th Level and the 7th Level Subsidiaries;

     (h) entered into, modified, amended or terminated any lease of 7th Level Real Property (as defined in Section 3.10) (except modifications or amendments in connection with renewals of leases in the ordinary course of business) or any other 7th Level Material Contract (as defined in Section 3.15);

     (i) waived or released any rights of material value, or canceled, compromised, released or assigned any material indebtedness owed to it or any material claims held by it;

     (j) canceled or terminated any insurance policy naming it as a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

     (k) effectuated a "plant closing" or "mass layoff" (as those terms are defined under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act")) affecting in whole or in part any site of employment, facility, operating unit or employees of 7th Level or any 7th Level Subsidiary;

     (l) amended its certificate of incorporation or by-laws;

     (m) changed any of its accounting principles, methods or practices; or

     (n) agreed, whether in writing or otherwise, to do any of the foregoing;
and

(iii) there have occurred no changes or events which, individually or in the aggregate, would have a 7th Level Material Adverse Effect (as defined below).
As used in this Agreement, any reference to any event, change or effect having a "7th Level Material Adverse Effect" means such event, change or effect, individually or in the aggregate with other events, changes or effects, is materially adverse to (a) the business, properties, financial condition or results of operations of 7th Level and the 7th Level Subsidiaries taken as a whole or (b) the ability of 7th Level and Street to consummate the transactions contemplated hereby.

SECTION 3.08. Absence of Undisclosed Liabilities.

     Since September 30, 1998, neither 7th Level nor any of the 7th Level Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that, individually or in the aggregate, are reasonably likely to have a 7th Level Material Adverse Effect, other than liabilities (i) disclosed in press releases, Section 3.08 of the 7th Level Disclosure Schedule or in the 7th Level SEC Documents filed prior to the date of this Agreement (all of which have been furnished to Street), (ii) adequately provided for in the 7th Level Financial Statements or disclosed in any related notes thereto (all of which have been furnished to Street), (iii) not required under GAAP to be reflected in the 7th Level Financial Statements or disclosed in any related notes thereto, (iv) incurred in connection with this Agreement, or (v) incurred in the ordinary course of business.

SECTION 3.09. Personal Property.

     (a) Except as set forth in Section 3.09(a) of the 7th Level Disclosure Schedule, 7th Level and the 7th Level Subsidiaries have good and valid title to all personal property, whether tangible or intangible, owned by them, and a valid and enforceable right to use all personal property leased by or licensed to them (the "Personal Property"), in each case, free and clear of all Liens, imperfections of title or encumbrances of any nature whatsoever, other than (i) mechanics', carriers', workmen's, repairmen's or similar Liens arising or incurred in the ordinary course of business, (ii) Liens for taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith and
(iii) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances, individually or in the aggregate, do not materially impair the use or value of the property to which they relate (the Liens, imperfections of title and encumbrances described in clauses (i), (ii) and (iii) above are hereinafter referred to collectively as the "Permitted Liens").

     (b) Except as set forth in Section 3.09(b) of the 7th Level Disclosure Schedule, all material tangible items of Personal Property necessary for the operation or conduct of the businesses of 7th Level and the 7th Level Subsidiaries as currently conducted are in reasonably good maintenance, operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of business.

     (c) Except as set forth in Section 3.09(c) of the 7th Level Disclosure Schedule, the accounts receivable reflected on the 7th Level Financial Statements are valid receivables arising in the ordinary course of business and not subject to any valid counterclaims or setoffs, except for products returned or exchanged in 7th Level's ordinary course of business for which there has been or will have been a reserve established consistently with past practice.

SECTION 3.10. Real Property.

     (a) As used in this Agreement, the term "7th Level Real Property" shall mean all real property and interests in real property leased by 7th Level or any 7th Level Subsidiary. Section 3.10(a) of the 7th Level Disclosure Schedule lists all 7th Level Real Property. 7th Level owns no real property. Except as set forth in Section 3.10(a) of the 7th Level Disclosure Schedule, the 7th Level Real Property constitutes all of the real property and interests in real property used in the conduct of the businesses of 7th Level and the 7th Level Subsidiaries.

     (b) As used in this Agreement, the term "7th Level Real Estate Permitted Liens" shall mean:

          (i) All building codes and zoning ordinances and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such governmental authority affecting the 7th Level Real Property;

          (ii) All easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements and other similar matters which do not impair the use of the 7th Level Real Property to which they relate;

          (iii) All electric power, telephone, gas, sanitary sewer, storm sewer, water, steam, compressed air and other utility lines, pipelines, service lines and similar facilities now located on, over or under the 7th Level Real Property, and all licenses, easements, flowage rights, rights-of-way and other similar agreements relating thereto granted in the ordinary course of business; and

          (iv) All existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the 7th Level Real Property.

     (c) Except as set forth in Section 3.10(c) of the 7th Level Disclosure Schedule, 7th Level and the 7th Level Subsidiaries have valid leasehold interests in all 7th Level Real Property leased by them, in each case, free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature created by 7th Level, except for Permitted Liens and 7th Level Real Estate Permitted Liens which, individually or in the aggregate, would not have a 7th Level Material Adverse Effect.

     (d) To the best of 7th Level's knowledge and except as set forth in Section 3.10(d) of the 7th Level Disclosure Schedule, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the 7th Level Real Property.

     (e) To the best of 7th Level's knowledge and except as set forth in Section 3.10(e) of the 7th Level Disclosure Schedule, all of the 7th Level Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and there are no facts which would prevent the 7th Level Real Property from being occupied after the Closing Date in the same manner as before.

     (f) To the best of 7th Level's knowledge and except as set forth in Section 3.10(f) of the 7th Level Disclosure Schedule, all improvements on the 7th Level Real Property were constructed in compliance with all applicable federal, state, local or foreign statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such property, except where the failure to be in compliance would not, individually or in the aggregate, impair the value or interfere with the present use of such 7th Level Real Property or otherwise impair business operations.

     (g) To the best of 7th Level's knowledge and except as set forth in Section 3.10(g) of the 7th Level Disclosure Schedule, all improvements on the 7th Level Real Property and the present use and conditions thereof do not violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the 7th Level Real Property, other than those which are transferable with the 7th Level Real Property, are required by any governmental agency having jurisdiction over the 7th Level Real Property.

     (h) To the best of 7th Level's knowledge and except as set forth in Section 3.10(h) of the 7th Level Disclosure Schedule, all improvements on the 7th Level Real Property are structurally sound in all material respects and in reasonably good maintenance and repair, normal wear and tear excepted.

SECTION 3.11. Intellectual Property.

     (a) Section 3.11(a) of the 7th Level Disclosure Schedule sets forth a complete list of all material registered patents, trademarks, trade names, service marks, assumed names, copyrights and all applications therefor (collectively, the "Industrial Property") owned, filed or licensed by 7th Level or any 7th Level Subsidiary and, with respect to registered trademarks, all jurisdictions in which such trademarks are registered.

     (b) As used in this Section 3.11(b), "Intellectual Property" shall mean Industrial Property and inventions, invention studies (whether patentable or unpatentable), designs, copyrights, mask works, trademarks, service marks, trade dress, trade names, secret formulae, trade secrets, secret processes, computer programs and know-how. Except as set forth in Section 3.11(b) of the 7th Level Disclosure Schedule, (i) the consummation of the transactions contemplated by this Agreement will not materially impair any right to use any Intellectual Property, (ii) except as would not have a 7th Level Material Adverse Effect, all Intellectual Property owned by 7th Level or any 7th Level Subsidiary is owned by 7th Level or such 7th Level Subsidiary free and clear of all Liens, (iii) except as would not have a 7th Level Material Adverse Effect, 7th Level and the 7th Level Subsidiaries own or have the right to use all of the Intellectual Property used in the conduct of their businesses, and (iv) no claims have been asserted of which 7th Level or any 7th Level Subsidiary has been given written notice by any person with respect to the ownership or use by 7th Level or any 7th Level Subsidiary of the Intellectual Property, except those claims (if any) arising after the date hereof and prior to the Closing Date which, if adversely determined, would not have a 7th Level Material Adverse Effect.

SECTION 3.12. Litigation.

     Except as set forth in Section 3.12 of the 7th Level Disclosure Schedule or the 7th Level SEC Documents, there are no claims, actions, suits, investigations or proceedings pending, or, to the knowledge of 7th Level, threatened in writing against or affecting 7th Level, any 7th Level Subsidiary or their respective assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, which, if adversely determined, would have a 7th Level Material Adverse Effect. Except as set forth in Section 3.12 of the 7th Level Disclosure Schedule, 7th Level has not received any notice that 7th Level, any 7th Level Subsidiary or any of their respective assets is subject to any material decree, order or judgment.

SECTION 3.13.  Employee Benefit Plans.

     (a) Section 3.13(a) of the 7th Level Disclosure Schedule sets forth an accurate and complete list of each bonus, incentive compensation, deferred compensation, excess benefit, pension, retirement, profit sharing, stock bonus, thrift, stock option, stock ownership, stock appreciation right, stock purchase, foreign employee benefit, cafeteria, life insurance, survivor or death benefit, sickness or accident, business travel accident, health, medical, dental, vision, hospitalization, savings, holiday, vacation, salary continuation, severance pay, change of control payments, sick pay, leave of absence, disability, tuition reimbursement, service award, dependent care assistance, legal assistance, fringe benefit (cash and non-cash) or any other employee or executive benefit plan, contract, agreement, practice, policy or arrangement, including, without limitation, any such plan, contract, agreement, practice, policy or arrangement which is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which benefits, covers or relates to any current or former employee, director, consultant, independent contractor, or officer of 7th Level or any 7th Level Subsidiary (each such plan, contract, agreement, practice, policy or arrangement is hereinafter referred to individually as a "7th Level Plan" and collectively as the "7th Level Plans").

     (b) With respect to each 7th Level Plan, 7th Level has delivered to Street a current, accurate and complete copy of such plan (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable to each such plan, a copy of: (i) any trust agreement or other funding instrument;
(ii) the most recent determination letter; (iii) any summary plan description and other written communications (or a description of any oral communications) by 7th Level or the applicable 7th Level Subsidiary to its employees concerning the extent of the benefits provided under such plan; and (iv) for the most recent plan year of such plan (or, in the case of clause (A), the most recent plan year of such plan for which a Form 5500 is available) (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports. No 7th Level Plan is in violation of its requirements to timely file any annual return in the Form 5500 series.

     (c) Neither 7th Level nor any 7th Level Subsidiary is contributing, or has in the past contributed to, nor has incurred any liability in respect of, any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA. No 7th Level Plan is a multiple employer plan described in Section 413(c) of the Code.

     (d) Except as set forth in Section 3.13(d) of the 7th Level Disclosure Schedule, (i) for each 7th Level Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, (A) the plan is so qualified, (B) 7th Level, or the applicable 7th Level Subsidiary, has obtained a favorable determination letter from the Internal Revenue Service (the "IRS") to such effect, and such plan has been timely amended to reflect any provisions which the IRS required to be included in such plan as a condition to issuing such determination letter, (C) nothing has occurred, whether by action or inaction, that could reasonably be expected to cause the loss of such qualification, and
(D) to the knowledge of 7th Level, or the applicable 7th Level Subsidiary, such determination letter has not been revoked by the IRS nor has the IRS given any written notice to 7th Level, or the applicable 7th Level Subsidiary, that it intends to revoke such determination letter, (ii) each 7th Level Plan is in compliance in all material respects with the applicable requirements prescribed by all statues, orders or governmental rules or regulations currently in effect with respect to such plan, including, but not limited to, ERISA and the Code,
(iii) all contributions to each 7th Level Plan (including both employee and employer contributions) which are required to have been made, whether by virtue of the terms of the particular plan or by operation of law, have been made by the due date thereof (including all applicable extensions), and all contributions to the 7th Level Plans which are not yet due but which relate to periods which began prior to the Effective Time have either been paid or have been appropriately reflected by 7th Level as an accrued liability in its financial statements, (iv) no 7th Level Plan that is a funded pension plan and no trust established thereunder has any accumulated funding deficiency within the meaning of Section 302(a) of ERISA and Section 412 of the Code, (v) no reportable event within the meaning of Section 4043 of ERISA or "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred, and no material tax has been imposed pursuant to Section 4975 or Section 4976 of the Code, with respect to any 7th Level Plan, (vi) no governmental agency, including the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation (the "PBGC"), has initiated an examination or audit, or, to the best of the knowledge of 7th Level or any 7th Level Subsidiary, an investigation of a 7th Level Plan which has not been completed,
(vii) neither 7th Level nor any 7th Level Subsidiary has incurred any liability to the PBGC, or has had any penalty or lien imposed on it in favor of the PBGC, with respect to any 7th Level Plan which is subject to Title IV of ERISA other than liability for routine premiums for which adequate provision has been made in the 7th Level Financial Statements in accordance with GAAP and (viii) neither 7th Level or any 7th Level Subsidiary has any knowledge as to the existence of any state of facts, or as to the occurrence of any event or transaction, pertaining to or involving such plan that might reasonably be anticipated to result in any liability, or the imposition of a penalty or lien, of or on 7th Level or any 7th Level Subsidiary to the PBGC under any provision of Title IV of ERISA.

     (e) Except as set forth in Section 3.13(e) of the 7th Level Disclosure Schedule, there are no claims, suits or actions pending or, to the knowledge of 7th Level or any 7th Level Subsidiary, threatened by or on behalf of any of the 7th Level Plans, by any employee or beneficiary covered under any such 7th Level Plan, or otherwise involving any such 7th Level Plan (other than routine claims for benefits).

     (f) With respect to each 7th Level Plan that is subject to Title IV of ERISA, as of the Closing Date, the assets of each such 7th Level Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such 7th Level Plan on a termination basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

     (g) Except as disclosed in Section 3.13(g) of the 7th Level Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not cause any payment (whether of severance pay or otherwise) not otherwise due from becoming due from any of the 7th Level Plans, or from 7th Level or any 7th Level Subsidiary with respect to any of the 7th Level Plans, to any individual, or cause the vesting, acceleration or payment, or in the increase in the amount of, any benefit payable under any of the 7th Level Plans to any individual.

     (h) Except as disclosed in Section 3.13(h) of the 7th Level Disclosure Schedule, any hospital, medical, dental, vision, sickness or accident, survivor or death benefit, disability or similar benefit coverage provided under any 7th Level Plan is provided solely through insurance policies, and in addition (i) no 7th Level Plan provides for hospital, medical, death, survivor or any other welfare benefit for retired or former employees, officers, directors, consultants or independent contractors, except as required by Section 4980B of the Code, and (ii) no 7th Level Plan is an unfunded plan of deferred compensation.

     (i) No entity (other than 7th Level or any 7th Level Subsidiary), which is treated as a single employer with 7th Level or any 7th Level Subsidiary under
Section 414(b),(c),(m), or (o) of the Code, sponsors, maintains or contributes to any employee benefit plan with respect to which any material liability (other than for routine contributions or benefit payments), penalty or tax has been incurred, or with respect to which any lien has been imposed.

SECTION 3.14.  Taxes.

     (a) Except as set forth in Section 3.14 of the 7th Level Disclosure
Schedule:

          (i) 7th Level or one of its affiliates has accurately prepared and timely filed (after giving effect to applicable extensions) with the appropriate taxing authorities all material Tax Returns (as hereinafter defined) required to be filed by or with respect to 7th Level under all applicable laws and the 7th Level Subsidiaries and such Tax Returns are true, correct and complete in all material respects;

          (ii) 7th Level or one of its affiliates has properly and fully paid or made adequate provision in the 7th Level Financial Statements in accordance with GAAP for the payment of all Taxes (as hereinafter defined) of 7th Level and the 7th Level Subsidiaries shown to be due on such Tax Returns or that are otherwise required to be paid by 7th Level or any 7th Level Subsidiary in the case of Taxes payable or anticipated to be payable on account of the operations, acts or omissions of 7th Level and all 7th Level Subsidiaries for any and all periods through the date of reference;

          (iii) no waivers of statutes of limitation have been given or requested with respect to 7th Level or any 7th Level Subsidiary in connection with any Tax Returns covering 7th Level or any 7th Level Subsidiary with respect to any Taxes payable by them;

          (iv) 7th Level has or has caused to be duly and timely withheld and has paid over in a proper manner to the appropriate taxing authorities all Taxes required to be so withheld and paid over for all periods under all Applicable Laws;

          (v) neither 7th Level nor any 7th Level Subsidiary is a party to any tax sharing or similar agreement or arrangement pursuant to which it will have any obligation to make any payments after the Closing other than to 7th Level or any 7th Level Subsidiary and neither 7th Level nor any 7th Level Subsidiary could be liable for the Taxes of any other person (other than 7th Level or a 7th Level Subsidiary) as a "transferee" within the meaning of Section 6901 of the Code, by reason of Treasury Regulation Section 1.1502-6 or any provision of state, local or foreign law, as a successor, by contract or otherwise;

          (vi) there are no liens with respect to Taxes (except for liens for Taxes which are not yet delinquent) upon any assets of 7th Level or any 7th Level Subsidiary;

          (vii) all material Tax Returns filed by or on behalf of 7th Level or any 7th Level Subsidiary have been examined by the relevant taxing authorities or the statute of limitations with respect to such Tax Returns has expired and all deficiencies asserted or assessments made as a result of any examination by the IRS or any other taxing authority of the Tax Returns of or covering 7th Level or any 7th Level Subsidiary have been fully paid, and there are no unpaid deficiencies asserted or assessments made by any taxing authority for which 7th Level or any 7th Level Subsidiary may be liable;

          (viii) neither 7th Level nor any 7th Level Subsidiary has received any written notice of deficiency or assessment or has any actual knowledge of any proposed deficiency or assessment from any federal, state, local or other taxing authority with respect to liabilities for which 7th Level or any 7th Level Subsidiary may be liable nor is any examination of any Tax Return of 7th Level or any 7th Level subsidiary being conducted by any such taxing authority and no notification of intention to examine any Tax Return has been received from any such tax authority;

          (ix) neither 7th Level, any 7th Level Subsidiary nor any person on their respective behalf has (A) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, or (B) agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by 7th Level or any 7th Level Subsidiary or has any actual knowledge that the IRS has proposed any such adjustment or change in accounting method, or has an application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the subject business or operations of 7th Level or any 7th Level Subsidiary; and

          (x) no claim has been made by any taxing jurisdiction where 7th Level does not file Tax Returns that 7th Level or any 7th Level Subsidiary is or may be subject to taxation by that jurisdiction.

     (b) 7th Level has provided Street with copies of: (i) all Tax Returns of 7th Level and the 7th Level Subsidiaries for all periods (including periods for which 7th Level or any 7th Level Subsidiary is or may have been a member of another consolidated, combined or unitary group) with respect to which the statute of limitations on assessment has not expired; (ii) any notices, protests or closing agreements relating to issues arising, or potentially arising, in any audit, litigation or similar proceeding with respect to the liability for Taxes of 7th Level or any 7th Level Subsidiary; (iii) any elections or disclosure of any controversial position filed by or on behalf of 7th Level or any 7th Level Subsidiary with any taxing authority (whether or not filed with any Tax Return);
(iv) any letter rulings, determination letters or similar documents issued by any taxing authority with respect to 7th Level or any 7th Level Subsidiary; and
(v) any Tax sharing or similar agreement or arrangement (whether or not written) to which 7th Level or any 7th Level Subsidiary is or has been a party.

     (c)  As used in this Agreement:

          (i) "Taxes" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, net income, gross income, corporation, advance corporation, gross receipts, premium, estimated, customs, duties, transfer, excise, property, sales, use, value-added, license, payroll, pay as you earn, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof and any interest, penalties or additions to tax with respect thereto.

          (ii) "Tax Return" means any report, return, statement, estimate, informational return, declaration or other written information required to be supplied to a taxing authority in connection with Taxes.

SECTION 3.15.  Contracts and Commitments.

     Section 3.15 of the 7th Level Disclosure Schedule sets forth a list of all material agreements, Contracts and commitments to which 7th Level or any 7th Level Subsidiary is a party or by which 7th Level, any 7th Level Subsidiary or their respective assets are bound (each, a "7th Level Material Contract"), including, without limitation:

     (a) employment agreements or severance agreements or employee termination arrangements that are not terminable at will by 7th Level or a 7th Level Subsidiary without penalty;

     (b) any change of control agreements with employees of 7th Level or any 7th Level Subsidiary;

     (c) agreements, contracts, commitments or arrangements containing any covenant limiting the ability of 7th Level or any 7th Level Subsidiary to engage in any line of business or to compete with any business or person;

     (d) agreements or contracts with or any officer, director or employee of 7th Level, any 7th Level Subsidiary, (other than employment, severance and change of control agreements covered by clause (a) or (b) above);

     (e) agreements or contracts under which 7th Level or any 7th Level Subsidiary has borrowed or loaned money, or any note, bond, indenture, mortgage, installment obligation or other evidence of indebtedness for borrowed or loaned money or any guarantee of such indebtedness, in each case, relating to amounts in excess of $25,000;

     (f) joint venture agreements or other agreements involving the sharing of profits;

     (g) leases pursuant to which personal or real property is leased to or from 7th Level or any 7th Level Subsidiary;

     (h) powers of attorney from 7th Level or any 7th Level Subsidiary;

     (i) guaranties, suretyships or other contingent agreements of 7th Level or any 7th Level Subsidiary;

     (j) any agreement, contract, commitment or arrangement relating to capital expenditures with respect to 7th Level or any 7th Level Subsidiary and involving future payments which exceed $25,000 in any 12-month period;

     (k) any agreement, contract, commitment or arrangement relating to the acquisition of assets (other than in the ordinary course of business consistent with past practice) or any capital stock of any business enterprise;

     (l) contracts (other than those covered by clause (a) through (k) above) pursuant to which 7th Level and the 7th Level Subsidiaries will receive or pay in excess of $25,000 over the life of the contract; and

     (m) any other material agreements, Contracts and commitments whether or not entered into in the ordinary course of business.

Except as set forth in Section 3.15 of the 7th Level Disclosure Schedule, neither 7th Level, any 7th Level Subsidiary nor, to the knowledge of 7th Level, any other party thereto, is in material breach of or in material default under any 7th Level Material Contract. Each such 7th Level Material Contract is in full force and effect, and is a legal, valid and binding obligation of 7th Level and/or the applicable 7th Level Subsidiaries and, to the knowledge of 7th Level, each of the other parties thereto, enforceable in accordance with its terms.

SECTION 3.16.  Compliance with Laws.

     Except as set forth in Section 3.16 of the 7th Level Disclosure Schedule, 7th Level and the 7th Level Subsidiaries are in compliance with all Applicable Laws and all Orders of, and agreements with, any Governmental Authority applicable to 7th Level, any 7th Level Subsidiary or any of their respective assets, except for laws the violation of which, individually or in the aggregate, would not have a 7th Level Material Adverse Effect. Except as set forth in Section 3.16 of the 7th Level Disclosure Schedule, 7th Level and the 7th Level Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required under Applicable Laws or necessary in connection with the conduct of their businesses, except where the failure to hold such permit, certificate, license, approval or authorization would not, individually or in aggregate, have a 7th Level Material Adverse Effect.

SECTION 3.17.  Insurance.

     Except as set forth in Section 3.17 of the 7th Level Disclosure Schedule, 7th Level and the 7th Level Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as are, in the judgment of 7th Level, reasonable for the conduct of their businesses and their assets.
Section 3.17 of the 7th Level Disclosure Schedule sets forth a list of such insurance policies, to 7th Level's knowledge, based on a report by 7th Level's insurance broker, as are in full force and effect as of the date of this Agreement, which policies 7th Level shall maintain in full force and effect during the period from the date of this Agreement through the Closing Date.

SECTION 3.18.  Labor Matters.

     Except as set forth in Section 3.18 of the 7th Level Disclosure Schedule,
(a) 7th Level and the 7th Level Subsidiaries are in substantial compliance with all Applicable Laws regarding employment and employment practices, (b) there is no unfair labor practice charge or complaint against 7th Level nor any 7th Level Subsidiary pending before the National Labor Relations Board nor is there any material grievance nor any material arbitration proceeding arising out of or under collective bargaining agreements pending or, to 7th Level's knowledge, threatened with respect to the businesses of 7th Level and the 7th Level Subsidiaries, (c) there is no labor strike, slowdown, work stoppage or lockout in effect, or, to the knowledge of 7th Level, threatened against or otherwise affecting 7th Level or any 7th Level Subsidiary, and 7th Level and the 7th Level Subsidiaries have not experienced any such labor controversy within the past five years, (d) there is no material charge or complaint pending or, to 7th Level's knowledge, threatened against 7th Level or any 7th Level Subsidiary before the Equal Employment Opportunity Commission, the

Office of Federal Contract Compliance Programs or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices,
(e) neither 7th Level nor any 7th Level Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (f) 7th Level and the 7th Level Subsidiaries will not have any material liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any Applicable Law or otherwise, as a result of the transactions contemplated hereunder; (g) neither 7th Level nor any 7th Level Subsidiary is a party to any collective bargaining agreement; and (h) 7th Level and the 7th Level Subsidiaries are in compliance with its obligations pursuant to the WARN Act, and, except as would not have a 7th Level Material Adverse Effect, all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. To the knowledge of 7th Level, neither 7th Level nor any 7th Level Subsidiary has received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of employment laws to conduct an investigation of or relating to 7th Level or any 7th Level Subsidiary, and no such investigation is in progress.

SECTION 3.19.  Environmental Matters.

     Except as set forth in Section 3.19 of the 7th Level Disclosure Schedule,
(i) neither 7th Level nor any 7th Level Subsidiary has, as of the date hereof, received any written notice alleging the material violation of, or any material actual or potential liability relating to, any applicable federal, state or local statutes, laws, regulations, rules, decrees, orders, judgments, ordinances, or common law related to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-To-Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Water Pollution Control Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, each as amended and supplemented, and any regulations promulgated pursuant to such laws, and any similar state or local statutes or regulations ("Environmental Laws"), which violation has not been resolved and, to the knowledge of 7th Level, no such notice is threatened or otherwise expected; (ii) 7th Level and the 7th Level Subsidiaries are and have been in material compliance with all applicable Environmental Laws and, to the knowledge of 7th Level, there is no condition that would likely prevent or materially interfere with such compliance in the future; (iii) 7th Level and the 7th Level Subsidiaries have obtained and are and have been in material compliance with all required governmental environmental permits, registrations and authorizations with respect to the businesses of 7th Level and the 7th Level Subsidiaries; (iv) no hazardous waste, substance, material, or chemical, including, without limitation, petroleum and petroleum products, asbestos and any other material regulated under, or that can result in liability under, applicable Environmental Laws ("Hazardous Substances"), has been transported, stored, treated or disposed of by 7th Level or any 7th Level Subsidiary on the real estate owned, operated or otherwise used by 7th Level or any 7th Level Subsidiary or at any other location, except as would not result in material liability under any applicable Environmental Laws; (v) neither 7th Level nor any 7th Level Subsidiary has assumed, contractually or by operation of law, any liabilities, potential liabilities or obligations of any other person or entity under any applicable Environmental Laws; (vi) neither 7th Level nor any 7th Level Subsidiary has entered into, agreed to, or is subject to any judgment, decree, order or other similar requirement of any governmental authority under any Environmental Laws; (vii) to the best of 7th Level's knowledge, there are no (w) underground or aboveground storage tanks, (x) surface impoundments, (y) landfills or (z) sewer or septic systems currently present at or about any of the properties or facilities currently or, to the knowledge of 7th Level, formerly owned, operated or otherwise used by 7th Level or any 7th Level Subsidiary that would be reasonably likely to result in material liability to 7th Level or any 7th Level Subsidiary under any applicable Environmental Laws; and (viii) to the best of 7th Level's knowledge, there are no actions, activities, events, conditions or circumstances occurring or, to the knowledge of 7th Level, existing during the time of 7th Level's or any 7th Level Subsidiary's operations and ownership of its properties or, to the knowledge of 7th Level, prior to such time, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Substances, that would be reasonably likely to result in any material liability or obligation of 7th Level or any 7th Level Subsidiary under or relating to any Environmental Laws, except, in each case, which would not be reasonably likely to have a 7th Level Material Adverse Effect.

SECTION 3.20.  Transactions with Affiliates.

     Except as disclosed in Section 3.15 or 3.20 of the 7th Level Disclosure Schedule there are no Contracts, agreements or arrangements between 7th Level (or the 7th Level Subsidiaries) and any officer, director or affiliate of 7th Level (or the 7th Level Subsidiaries) or beneficial owner of 10% or more of the 7th Level Common Stock.

SECTION 3.21.  Brokers.

     No broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by 7th Level or any of their respective directors, officers, employees, representatives or agents, except for the fees and expenses set forth in Section
3.21 of the 7th Level Disclosure Schedule.

SECTION 3.22.  Certain Agreements.

     Neither 7th Level nor any 7th Level Subsidiary is a party to any: (i) agreement with any director, officer or other employee of 7th Level or any 7th Level Subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving 7th Level of the nature contemplated by this Agreement; or (ii) agreement or plan (including 7th Level Plans), any of the benefits of or rights under which will be increased, or the vesting or payment of the benefits of or rights under which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

SECTION 3.23.  Absence of Certain Commercial Practices.

     Neither 7th Level nor any of 7th Level Subsidiary, nor, to the knowledge of 7th Level, any director, officer, agent, employee or other person acting on behalf of 7th Level or any 7th Level Subsidiary, has: (i) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to help or hinder 7th Level or any 7th Level Subsidiary or assist 7th Level or any 7th Level Subsidiary in connection with any proposed transaction, which gift or similar benefit, if not given in the past, might have materially and adversely affected the business or prospects of 7th Level or any 7th Level Subsidiary, or which, if not continued in the future, might materially and adversely affect the business or prospects of 7th Level or any 7th Level Subsidiary; or (ii) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. Neither 7th Level nor any 7th Level Subsidiary, nor, to the knowledge of 7th Level, any director, officer, agent, employee or other person acting on behalf of 7th Level or any 7th Level Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures.

SECTION 3.24.  Year 2000 Issues.

     (a) Any failure of any of the software, computers, network equipment, technical infrastructure, production equipment and other equipment and systems that are material to the operation of 7th Level or any 7th Level Subsidiary and that rely on, utilize or perform date or time processing ("System") to be Year 2000 Compliant will not cause a 7th Level Material Adverse Effect except as set forth in Section 3.24 of the 7th Level Disclosure Schedule or the 7th Level SEC Documents.

     (b) "Year 2000 Compliant" means a System will at all times: (i) consistently and accurately handle and process date and time information and data values before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on or utilizing dates or portions of dates; (ii) function accurately and in accordance with its specifications without interruption, abnormal endings, degradation, change in operation or other impact, or disruption of other Systems, resulting from processing date or time data with values, before, during and after January 1, 2000; (iii) respond to and process two-digit input in a way that resolves any ambiguity as to century; and (iv) store and provide output of the date information in ways that are unambiguous as to century.

SECTION 3.25.  Books and Records.

     The books of account, minute books, stock record books and other records of 7th Level and the 7th Level Subsidiaries, all of which have been made available to Street, are complete and correct in all material respects and have been maintained in accordance with sound business practices in all material respects.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF STREET

     Except as set forth in the disclosure schedule delivered by Street to 7th Level prior to the execution of this Agreement (the "Street Disclosure Schedule"), Street represents and warrants to 7th Level and Merger Corporation as follows:

SECTION 4.01.  Organization of Street; Authority.

     Street is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and corporate authority to enter into this Agreement, to consummate the transactions contemplated hereby, to own, lease and operate its properties and to conduct its business. The execution, delivery and performance by Street of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Street. This Agreement has been duly executed and delivered by Street and, assuming that this Agreement constitutes a valid and binding obligation of 7th Level and Merger Corporation, constitutes a valid and binding obligation of Street, enforceable against Street in accordance with its terms, except as may be limited by (i) bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally, (ii) the availability of equitable remedies and (iii) with respect to enforcement of rights to indemnity and contribution hereunder, federal or state securities laws or principles of public policy. Street is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a Street Material Adverse Effect (as defined in Section 4.07). Street has heretofore delivered or made available to 7th Level complete and correct copies of the certificate of incorporation and by-laws of Street, the minute books and stock transfer records of Street, as in effect as of the date of this Agreement.

SECTION 4.02.  Capitalization.

     (a) The authorized capital stock of Street consists of 30,000,000 shares of Street Common Stock and 12,405,979 shares of Street Preferred Stock, of which only 14,002,235 shares of Street Common Stock and 5,520,930 shares of Street Preferred Stock are outstanding on the date hereof. Except as set forth in
Section 4.02(a) of the Street Disclosure Schedule, no other shares of any other class or series of Street Capital Stock or securities exercisable or convertible into or exchangeable for Street Capital Stock ("Street Capital Stock Equivalents") are authorized, issued or outstanding. Except as contemplated herein or set forth in Section 4.02(a) of the Street Disclosure Schedule, the outstanding shares of Street Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. Except as contemplated herein or set forth in Section 4.02(a) of the Street Disclosure Schedule, the shares of Street Capital Stock issuable upon the exercise or conversion of the Street Common Stock Equivalents currently outstanding have been duly authorized and when issued and paid for in accordance with the terms set forth in the agreements governing the Street Common Stock Equivalents, will be legally and validly issued, fully paid and nonassessable and will not be issued in violation of, and will not be subject to, any preemptive, subscription or similar rights. Except as set forth in Section 4.02(a) of the Street Disclosure Schedule, there are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, and, to Street's knowledge, voting or transfer of any shares, whether issued or unissued, of Street Capital Stock, Street Capital Stock Equivalents or other securities of Street.

     (b) All record and beneficial owners ("Owners") of Street Capital Stock and their respective ownership amounts are disclosed in Section 4.02(b) of the Street Disclosure Schedule. To the best knowledge of Street, the number of Owners of Street Preferred Stock and Street Common Stock who are not "accredited investors" ("Accredited Investors"), as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, is less than thirty-five. To the best knowledge of Street, the residence address of each Street Stockholder is as set forth opposite such Street Stockholder's name in Section 4.02(b) of the Street Disclosure Schedule.

SECTION 4.03.  Subsidiaries.

     Section 4.03 of the Street Disclosure Schedule contains a list of the name of each subsidiary of Street (each such corporation, partnership or other entity being referred to herein as a "Street Subsidiary"). Section 4.03 of the Street Disclosure Schedule sets forth, with respect to each Street Subsidiary, its type of entity, the jurisdiction of its organization, its authorized and outstanding capital stock, partnership interests or equivalent ownership interests and Street's current ownership of such shares or interests. Except as set forth in
Section 4.03 of the Street Disclosure Schedule, each of the outstanding shares of capital stock of each of the Street Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Street or another Street Subsidiary free and clear of all Liens and were not issued in violation of, nor subject to, any preemptive, subscription or similar rights. Except as set forth in Section 4.03 of the Street Disclosure Schedule, there are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, voting or transfer of any shares, whether issued or unissued, of Street Capital Stock, Street Capital Stock Equivalents or other securities of any Street Subsidiary. Except as set forth in Section 4.03 of the Street Disclosure

Schedule, Street and the Street Subsidiaries do not own any equity interests in any person. Each Street Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business.

SECTION 4.04.  No Violation; Consents and Approvals.

     Except as set forth in Section 4.04 of the Street Disclosure Schedule, the execution and delivery by Street of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any provision of the certificate of incorporation or by-laws of Street, (b) any Order or Applicable Law to Street or any Street Subsidiary or the property or assets of Street or any Street Subsidiary, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of Street or any Street Subsidiary under, any Contracts to which Street or any Street Subsidiary is a party or by which Street or any Street Subsidiary or any assets of Street or any Street Subsidiary may be bound, except in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a Street Material Adverse Effect. Except as set forth in Section 4.04 of the Street Disclosure Schedule, no Governmental Approval of any Governmental Authority is required to be obtained or made by or with respect to Street or any Street Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Street of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have a Street Material Adverse Effect.

SECTION 4.05. [Intentionally omitted.]


SECTION 4.06.  Financial Statements.

     Street has heretofore delivered to 7th Level true and correct copies of (i) the audited balance sheets of Street as of December 31, 1996 and December 31, 1997 and the related audited consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1996 and December 31, 1997 and (ii) the unaudited balance sheet of Street as of December 31, 1998 and the related unaudited statements of operations, stockholders' equity (deficit) and cash flows for the nine months then ended (collectively, the "Street Financial Statements"). Except as set forth in
Section 4.06 of the Street Disclosure Schedule, the Street Financial Statements
(a) fairly present in all material respects, the financial condition and the results of operations and cash flows of Street as of the dates and for the periods indicated and (b) have been prepared in accordance with GAAP applied consistently throughout the periods involved, except as disclosed therein and in the notes thereto and, in the case of interim financial statements, for the absence of footnotes and for normal year-end adjustments.

SECTION 4.07.  Absence of Certain Changes or Events.

     Except as set forth in Section 4.07 of the Street Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from September 30, 1998 to the date of this Agreement, (i) Street and the Street Subsidiaries have operated their businesses solely in the ordinary course of business consistent with past practices, and (ii) without limiting the generality of clause (i), neither Street nor any Street Subsidiary has:

     (a) created, incurred, assumed or guaranteed any indebtedness for borrowed money (including, without limitation, obligations in respect of capital leases), other than borrowings and issuances of letters of credit in the ordinary course of business and consistent with past practice;

     (b) issued, sold or delivered, redeemed or purchased, any shares of Street Capital Stock or any Street Capital Stock Equivalents, or granted or entered into any options, warrants, rights, agreements or commitments with respect to the issuance of Street Capital Stock or Street Capital Stock Equivalents, or amended any terms of any such securities or agreements;

     (c) declared, set aside or paid any dividends or other distributions in respect of Street Capital Stock;

     (d) increased the rate of compensation or benefits of, or paid or agreed to be paid any benefit to (including, but not limited to severance or termination pay), present or former directors, officers or employees, except as may be required by any existing Street Plan (as defined in Section 4.13), agreement or arrangement disclosed to Street prior to the date hereof or to employees who are not officers in accordance with Street's ordinary course of business consistent with past practice;

     (e) entered into, adopted, terminated or amended any Street Plan, employment or severance agreement or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Street Plan if it were in existence as of the date of this Agreement, except as required by law;

     (f) sold, leased, transferred, or otherwise disposed of any properties or assets, real, personal or mixed, which have an aggregate book value in excess of $25,000 or mortgaged or encumbered any properties or assets, whether real or personal, which have an aggregate book value in excess of $25,000;

     (g) acquired or agreed to acquire by merging or consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquired or agreed to acquire any assets which are material, individually or in the aggregate, to Street and the Street Subsidiaries;

     (h) entered into, modified, amended or terminated any lease of Street Real Property (as defined in Section 4.10) (except modifications or amendments in connection with renewals of leases in the ordinary course of business) or any other Street Material Contract (as defined in Section 4.15);

     (i) waived or released any rights of material value, or canceled, compromised, released or assigned any material indebtedness owed to it or any material claims held by it;

     (j) canceled or terminated any insurance policy naming it as a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

     (k) effectuated a "plant closing" or "mass layoff" (as those terms are defined under the WARN Act) affecting in whole or in part any site of employment, facility, operating unit or employees of Street or any Street Subsidiary;

     (l)  amended its certificate of incorporation or by-laws;

     (m)  changed any of its accounting principles, methods or practices; or

     (n)  agreed, whether in writing or otherwise, to do any of the foregoing;
and

(iii) there have occurred no changes or events which, individually or in the aggregate, would have a Street Material Adverse Effect (as defined below). As used in this Agreement, any reference to any event, change or effect having a "Street Material Adverse Effect" means such event, change or effect, individually or in the aggregate with other events, changes or effects, is materially adverse to (a) the business, properties, financial condition or results of operations of Street and the Street Subsidiaries taken as a whole or
(b) the ability of Street and Street to consummate the transactions contemplated hereby.

SECTION 4.08.  Absence of Undisclosed Liabilities.

     Since September 30, 1998, neither Street nor any of the Street Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that, individually or in the aggregate, are reasonably likely to have a Street Material Adverse Effect, other than liabilities (i) disclosed in Section 4.08 of the Street Disclosure Schedule, (ii) adequately provided for in the Street Financial Statements or disclosed in any related notes thereto (all of which have been furnished to 7th Level), (iii) not required under GAAP to be reflected in the Street Financial Statements or disclosed in any related notes thereto, (iv) incurred in connection with this Agreement, or (v) incurred in the ordinary course of business.

SECTION 4.09.  Personal Property.

     (a) Except as set forth in Section 4.09(a) of the Street Disclosure Schedule, Street and the Street Subsidiaries have good and valid title to all Personal Property, in each case, free and clear of all Liens, imperfections of title or encumbrances of any nature whatsoever, other than Permitted Liens.

     (b) Except as set forth in Section 4.09(b) of the Street Disclosure Schedule, all material tangible items of Personal Property necessary for the operation or conduct of the businesses of Street and the Street Subsidiaries as currently conducted are in reasonably good maintenance, operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of business.

     (c) Except as set forth in Section 4.09(c) of the Street Disclosure Schedule, the accounts receivable reflected on the Street Financial Statements are valid receivables arising in the ordinary course of business and not subject to any valid counterclaims or setoffs, except for products returned or exchanged in Street's ordinary course of business for which there has been or will have been a reserve established consistently with past practice.

SECTION 4.10.  Real Property.

     (a) As used in this Agreement, the term "Street Real Property" shall mean all real property and interests in real property leased by Street or any Street Subsidiary. Section 4.10(a) of the Street Disclosure Schedule lists all Street Real Property. Street owns no real property. Except as set forth in Section 4.10(a) of the Street Disclosure Schedule, the Street Real Property constitutes all of the real property and interests in real property used in the conduct of the businesses of Street and the Street Subsidiaries.

     (b) As used in this Agreement, the term "Street Real Estate Permitted Liens" shall mean:

          (i) All building codes and zoning ordinances and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such governmental authority affecting the Street Real Property;

          (ii) All easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements and other similar matters which do not impair the use of the Street Real Property to which they relate;

          (iii) All electric power, telephone, gas, sanitary sewer, storm sewer, water, steam, compressed air and other utility lines, pipelines, service lines and similar facilities now located on, over or under the Street Real Property, and all licenses, easements, flowage rights, rights-of-way and other similar agreements relating thereto granted in the ordinary course of business; and

          (iv) All existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the Street Real Property.

     (c) Except as set forth in Section 4.10(c) of the Street Disclosure Schedule, Street and the Street Subsidiaries have valid leasehold interests in all Street Real Property leased by them, in each case, free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature created by Street, except for Permitted Liens and Street Real Estate Permitted Liens which, individually or in the aggregate, would not have a Street Material Adverse Effect.

     (d) To the best of Street's knowledge and except as set forth in Section 4.10(d) of the Street Disclosure Schedule, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the Street Real Property.

     (e) To the best of Street's knowledge and except as set forth in Section 4.10(e) of the Street Disclosure Schedule, all of the Street Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and there are no facts which would prevent the Street Real Property from being occupied after the Closing Date in the same manner as before.

     (f) To the best of Street's knowledge and except as set forth in Section 4.10(f) of the Street Disclosure Schedule, all improvements on the Street Real Property were constructed in compliance with all applicable federal, state, local or foreign statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such property, except where the failure to be in compliance would not, individually or in the aggregate, impair the value or interfere with the present use of such Street Real Property or otherwise impair business operations.

     (g) To the best of Street's knowledge and except as set forth in Section 4.10(g) of the Street Disclosure Schedule, all improvements on the Street Real Property and the present use and conditions thereof do not violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Street Real Property, other than those which are transferable with the Street Real Property, are required by any governmental agency having jurisdiction over the Street Real Property.

     (h) To the best of Street's knowledge and except as set forth in Section 4.10(h) of the Street Disclosure Schedule, all improvements on the Street Real Property are structurally sound in all material respects and in reasonably good maintenance and repair, normal wear and tear excepted.

SECTION 4.11.  Intellectual Property.

     (a) Section 4.11(a) of the Street Disclosure Schedule sets forth a complete list of all Industrial Property owned, filed or licensed by Street or any Street Subsidiary and, with respect to registered trademarks, all jurisdictions in which such trademarks are registered.

     (b) Except as set forth in Section 4.11(b) of the Street Disclosure Schedule, (i) the consummation of the transactions contemplated by this Agreement will not materially impair any right to use any Intellectual Property,
(ii) except as would not have a Street Material Adverse Effect, all Intellectual Property owned by Street or any Street Subsidiary is owned by Street or such Street Subsidiary free and clear of all Liens, (iii) except as would not have a Street Material Adverse Effect, Street and the Street Subsidiaries own or have the right to use all of the Intellectual Property used in the conduct of their businesses, and (iv) no claims have been asserted of which Street or any Street Subsidiary has been given written notice by any person with respect to the ownership or use by Street or any Street Subsidiary of the Intellectual Property, except those claims (if any) arising after the date hereof and prior to the Closing Date which, if adversely determined, would not have a Street Material Adverse Effect.

SECTION 4.12.  Litigation.

     Except as set forth in Section 4.12 of the Street Disclosure Schedule, there are no claims, actions, suits, investigations or proceedings pending, or, to the knowledge of Street, threatened in writing against or affecting Street, any Street Subsidiary or their respective assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, which, if adversely determined, would have a Street Material Adverse Effect. Except as set forth in Section 4.12 of the Street Disclosure Schedule, Street has not received any notice that Street, any Street Subsidiary or any of their respective assets is subject to any material decree, order or judgment.

SECTION 4.13.  Employee Benefit Plans.

     (a) Section 4.13(a) of the Street Disclosure Schedule sets forth an accurate and complete list of each bonus, incentive compensation, deferred compensation, excess benefit, pension, retirement, profit sharing, stock bonus, thrift, stock option, stock ownership, stock appreciation right, stock purchase, foreign employee benefit, cafeteria, life insurance, survivor or death benefit, sickness or accident, business travel accident, health, medical, dental, vision, hospitalization, savings, holiday, vacation, salary continuation, severance pay, change of control payments, sick pay, leave of absence, disability, tuition reimbursement, service award, dependent care assistance, legal assistance, fringe benefit (cash and non-cash) or any other employee or executive benefit plan, contract, agreement, practice, policy or arrangement, including, without limitation, any such plan, contract, agreement, practice, policy or arrangement which is an "employee benefit plan" as defined in Section 3(3) of ERISA, which benefits, covers or relates to any current or former employee, director, consultant, independent contractor, or officer of Street or any Street Subsidiary (each such plan, contract, agreement, practice, policy or arrangement is hereinafter referred to individually as a "Street Plan" and collectively as the "Street Plans").

     (b) With respect to each Street Plan, Street has delivered to 7th Level a current, accurate and complete copy of such plan (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable to each such plan, a copy of: (i) any trust agreement or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other written communications (or a description of any oral communications) by Street or the applicable Street Subsidiary to its employees concerning the extent of the benefits provided under such plan; and (iv) for the most recent plan year of such plan (or, in the case of clause (A), the most recent plan year of such plan for which a Form 5500 is available) (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports. No Street Plan is in violation of its requirements to timely file any annual return in the Form 5500 series.

     (c) Neither Street nor any Street Subsidiary is contributing, or has in the past contributed to, nor has incurred any liability in respect of, any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA. No Street Plan is a multiple employer plan described in Section 413 (c) of the Code.

     (d) Except as set forth in Section 4.13(d) of the Street Disclosure Schedule, (i) for each Street Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, (A) the plan is so qualified, (B) Street, or the applicable Street Subsidiary, has obtained a favorable determination letter from the IRS to such effect, and such plan has been timely amended to reflect any provisions which the IRS required to be included in such plan as a condition to issuing such determination letter, (C) nothing has occurred, whether by action or inaction, that could reasonably be expected to cause the loss of such qualification, and (D) to the knowledge of Street, or the applicable Street Subsidiary, such determination letter has not been revoked by the IRS nor has the IRS given any written notice to Street, or the applicable Street Subsidiary, that it intends to revoke such determination letter, (ii) each Street Plan is in compliance in all material respects with the applicable requirements prescribed by all statues, orders or governmental rules or regulations currently in effect with respect to such plan, including, but not limited to, ERISA and the Code, (iii) all contributions to each Street Plan (including both employee and employer contributions) which are required to have been made, whether by virtue of the terms of the particular plan or by operation of law, have been made by the due date thereof (including all applicable extensions), and all contributions to the Street Plans which are not yet due but which relate to periods which began prior to the Effective Time have either been paid or have been appropriately reflected by Street as an accrued liability in its financial statements, (iv) no Street Plan that is a funded pension plan and no trust established thereunder has any accumulated funding deficiency within the meaning of Section 302(a) of ERISA and Section 412 of the Code, (v) no reportable event within the meaning of Section 4043 of ERISA or "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred, and no material tax has been imposed pursuant to Section 4975 or Section 4976 of the Code, with respect to any Street Plan, (vi) no governmental agency, including the IRS, the Department of Labor or the PBGC, has initiated an examination or audit, or, to the best of the knowledge of Street or any Street Subsidiary, an investigation of a Street Plan which has not been completed, (vii) neither Street nor any Street Subsidiary has incurred any liability to the PBGC, or has had any penalty or lien imposed on it in favor of the PBGC, with respect to any Street Plan which is subject to Title IV of ERISA other than liability for routine premiums for which adequate provision has been made in the Street Financial Statements in accordance with GAAP and (viii) neither Street or any Street Subsidiary has any knowledge as to the existence of any state of facts, or as to the occurrence of any event or transaction, pertaining to or involving such plan that might reasonably be anticipated to result in any liability, or the imposition of a penalty or lien, of or on Street or any Street Subsidiary to the PBGC under any provision of Title IV of ERISA.

     (e) Except as set forth in Section 4.13(e) of the Street Disclosure Schedule, there are no claims, suits or actions pending or, to the knowledge of Street or any Street Subsidiary, threatened by or on behalf of any of the Street Plans, by any employee or beneficiary covered under any such Street Plan, or otherwise involving any such Street Plan (other than routine claims for benefits).

     (f) With respect to each Street Plan that is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Street Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Street Plan on a termination basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

     (g) Except as disclosed in Section 4.13(g) of the Street Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not cause any payment (whether of severance pay or otherwise) not otherwise due from becoming due from any of the Street Plans, or from Street or any Street Subsidiary with respect to any of the Street Plans, to any individual, or cause the vesting, acceleration or payment, or in the increase in the amount of, any benefit payable under any of the Street Plans to any individual.

     (h) Except as disclosed in Section 4.13(h) of the Street Disclosure Schedule, any hospital, medical, dental, vision, sickness or accident, survivor or death benefit, disability or similar benefit coverage provided under any Street Plan is provided solely through insurance policies, and in addition (i) no Street Plan provides for hospital, medical, death, survivor or any other welfare benefit for retired or former employees, officers, directors, consultants or independent contractors, except as required by Section 4980B of the Code, and
(ii) no Street Plan is an unfunded plan of deferred compensation.

     (i) No entity (other than Street or any Street Subsidiary), which is treated as a single employer with Street or any Street Subsidiary under Section 414(b),(c),(m), or (o) of the Code, sponsors, maintains or contributes to any employee benefit plan with respect to which any material liability (other than for routine contributions or benefit payments), penalty or tax has been incurred, or with respect to which any lien has been imposed.

SECTION 4.14.  Taxes.

     (a)  Except as set forth in Section 4.14 of the Street Disclosure Schedule:

          (i) Street or one of its affiliates has accurately prepared and timely filed (after giving effect to applicable extensions) with the appropriate taxing authorities all material Tax Returns (as hereinafter defined) required to be filed by or with respect to Street under all applicable laws and the Street Subsidiaries and such Tax Returns are true, correct and complete in all material respects;

          (ii) Street or one of its affiliates has properly and fully paid or made adequate provision in the Street Financial Statements in accordance with GAAP for the payment of all Taxes (as hereinafter defined) of Street and the Street Subsidiaries shown to be due on such Tax Returns or that are otherwise required to be paid by Street or any Street Subsidiary in the case of Taxes payable or anticipated to be payable on account of the operations, acts or omissions of Street and all Street Subsidiaries for any and all periods through the date of reference;

          (iii) no waivers of statutes of limitation have been given or requested with respect to Street or any Street Subsidiary in connection with any Tax Returns covering Street or any Street Subsidiary with respect to any Taxes payable by them;

          (iv) Street has or has caused to be duly and timely withheld and has paid over in a proper manner to the appropriate taxing authorities all Taxes required to be so withheld and paid over for all periods under all Applicable Laws;

          (v) neither Street nor any Street Subsidiary is a party to any tax sharing or similar agreement or arrangement pursuant to which it will have any obligation to make any payments after the Closing other than to Street or any Street Subsidiary and neither Street nor any Street Subsidiary could be liable for the Taxes of any other person (other than Street or a Street Subsidiary) as a "transferee" within the meaning of Section 6901 of the Code, by reason of Treasury Regulation Section 1.1502-6 or any provision of state, local or foreign law, as a successor, by contract or otherwise;

          (vi) there are no liens with respect to Taxes (except for liens for Taxes which are not yet delinquent) upon any assets of Street or any Street Subsidiary;

          (vii) all material Tax Returns filed by or on behalf of Street or any Street Subsidiary have been examined by the relevant taxing authorities or the statute of limitations with respect to such Tax Returns has expired and all deficiencies asserted or assessments made as a result of any examination by the IRS or any other taxing authority of the Tax Returns of or covering Street or any Street Subsidiary have been fully paid, and there are no unpaid deficiencies asserted or assessments made by any taxing authority for which Street or any Street Subsidiary may be liable;

          (viii) neither Street nor any Street Subsidiary has received any written notice of deficiency or assessment or has any actual knowledge of any proposed deficiency or assessment from any federal, state, local or other taxing authority with respect to liabilities for which Street or any Street Subsidiary may be liable nor is any examination of any Tax Return of Street or any Street subsidiary being conducted by any such taxing authority and no notification of intention to examine any Tax Return has been received from any such tax authority;

          (ix) neither Street, any Street Subsidiary nor any person on their respective behalf has (A) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, or (B) agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Street or any Street Subsidiary or has any actual knowledge that the IRS has proposed any such adjustment or change in accounting method, or has an application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the subject business or operations of Street or any Street Subsidiary; and

          (x) no claim has been made by any taxing jurisdiction where Street does not file Tax Returns that Street or any Street Subsidiary is or may be subject to taxation by that jurisdiction.

     (b) Street has provided 7th Level with copies of: (i) all Tax Returns of Street and the Street Subsidiaries for all periods (including periods for which Street or any Street Subsidiary is or may have been a member of another consolidated, combined or unitary group) with respect to which the statute of limitations on assessment has not expired; (ii) any notices, protests or closing agreements relating to issues arising, or potentially arising, in any audit, litigation or similar proceeding with respect to the liability for Taxes of Street or any Street Subsidiary; (iii) any elections or disclosure of any controversial position filed by or on behalf of Street or any Street Subsidiary with any taxing authority (whether or not filed with any Tax Return); (iv) any letter rulings, determination letters or similar documents issued by any taxing authority with respect to Street or any Street Subsidiary; and (v) any Tax sharing or similar agreement or arrangement (whether or not written) to which Street or any Street Subsidiary is or has been a party.

SECTION 4.15.  Contracts and Commitments.

     Section 4.15 of the Street Disclosure Schedule sets forth a list of all material agreements, Contracts and commitments to which Street or any Street Subsidiary is a party or by which Street, any Street Subsidiary or their respective assets are bound (each, a "Street Material Contract"), including, without limitation:

     (a) employment agreements or severance agreements or employee termination arrangements that are not terminable at will by Street or a Street Subsidiary without penalty;

     (b) any change of control agreements with employees of Street or any Street Subsidiary;

     (c) agreements, contracts, commitments or arrangements containing any covenant limiting the ability of Street or any Street Subsidiary to engage in any line of business or to compete with any business or person;

     (d) agreements or contracts with any officer, director or employee of (i) Street or (ii) any Street Subsidiary (other than employment, severance and change of control agreements covered by clause (a) or (b) above);

     (e) agreements or contracts under which Street or any Street Subsidiary has borrowed or loaned money, or any note, bond, indenture, mortgage, installment obligation or other evidence of indebtedness for borrowed or loaned money or any guarantee of such indebtedness, in each case, relating to amounts in excess of $25,000;

     (f) joint venture agreements or other agreements involving the sharing of profits;

     (g) leases pursuant to which personal or real property is leased to or from Street or any Street Subsidiary;

     (h)  powers of attorney from Street or any Street Subsidiary;

     (i) guaranties, suretyships or other contingent agreements of Street or any Street Subsidiary;

     (j) any agreement, contract, commitment or arrangement relating to capital expenditures with respect to Street or any Street Subsidiary and involving future payments which exceed $25,000 in any 12-month period;

     (k) any agreement, contract, commitment or arrangement relating to the acquisition of assets (other than in the ordinary course of business consistent with past practice) or any capital stock of any business enterprise;

     (l) contracts (other than those covered by clause (a) through (k) above) pursuant to which Street and the Street Subsidiaries will receive or pay in excess of $25,000 over the life of the contract; and

     (m) any other material agreements, Contracts and commitments whether or not entered into in the ordinary course of business.

Except as set forth in Section 4.15 of the Street Disclosure Schedule, neither Street, any Street Subsidiary nor, to the knowledge of Street, any other party thereto, is in material breach of or in material default under any Street Material Contract. Each such Street Material Contract is in full force and effect, and is a legal, valid and binding obligation of Street and/or the applicable Street Subsidiaries and, to the knowledge of Street, each of the other parties thereto, enforceable in accordance with its terms.

SECTION 4.16.  Compliance with Laws.

     Except as set forth in Section 4.16 of the Street Disclosure Schedule, Street and the Street Subsidiaries are in compliance with all Applicable Laws and all Orders of, and agreements with, any Governmental Authority applicable to Street, any Street Subsidiary or any of their respective assets, except for laws the violation of which, individually or in the aggregate, would not have a Street Material Adverse Effect. Except as set forth in Section 4.16 of the Street Disclosure Schedule, Street and the Street Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required under Applicable Laws or necessary in connection with the conduct of their businesses, except where the failure to hold such permit, certificate, license, approval or authorization would not, individually or in aggregate, have a Street Material Adverse Effect.

SECTION 4.17.  Insurance.

     Except as set forth in Section 4.17 of the Street Disclosure Schedule, Street and the Street Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as are, in the judgment of Street, reasonable for the conduct of their businesses and their assets.
Section 4.17 of the Street Disclosure Schedule sets forth a list of such insurance policies, to Street's knowledge, based on a report by Street's insurance broker, as are in full force and effect as of the date of this Agreement, which policies Street shall maintain in full force and effect during the period from the date of this Agreement through the Closing Date.

SECTION 4.18.  Labor Matters.

     Except as set forth in Section 4.18 of the Street Disclosure Schedule, (a) Street and the Street Subsidiaries are in substantial compliance with all Applicable Laws regarding employment and employment practices, (b) there is no unfair labor practice charge or complaint against Street nor any Street Subsidiary pending before the National Labor Relations Board nor is there any material grievance nor any material arbitration proceeding arising out of or under collective bargaining agreements pending or, to Street's knowledge, threatened with respect to the businesses of Street and the Street Subsidiaries,
(c) there is no labor strike, slowdown, work stoppage or lockout in effect, or, to the knowledge of Street, threatened against or otherwise affecting Street or any Street Subsidiary, and Street and the Street Subsidiaries have not experienced any such labor controversy within the past five years, (d) there is no material charge or complaint pending or, to Street's knowledge, threatened against Street or any Street Subsidiary before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance Programs or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices, (e) neither Street nor any Street Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (f) Street and the Street Subsidiaries will not have any material liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any Applicable Law or otherwise, as a result of the transactions contemplated hereunder; (g) neither Street nor any Street Subsidiary is a party to any collective bargaining agreement; and (h) Street and the Street Subsidiaries are in compliance with its obligations pursuant to the WARN Act, and, except as would not have a Street Material Adverse Effect, all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. To the knowledge of Street, neither Street nor any Street Subsidiary has received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of employment laws to conduct an investigation of or relating to Street or any Street Subsidiary, and no such investigation is in progress.

SECTION 4.19.  Environmental Matters.

     Except as set forth in Section 4.19 of the Street Disclosure Schedule, (i) neither Street nor any Street Subsidiary has, as of the date hereof, received any written notice alleging the material violation of, or any material actual or potential liability relating to, any Environmental Laws, which violation has not been resolved and, to the knowledge of Street, no such notice is threatened or otherwise expected; (ii) Street and the Street Subsidiaries are and have been in material compliance with all applicable Environmental Laws and, to the knowledge of Street, there is no condition that would likely prevent or materially interfere with such compliance in the future; (iii) Street and the Street Subsidiaries have obtained and are and have been in material compliance with all required governmental environmental permits, registrations and authorizations with respect to the businesses of Street and the Street Subsidiaries; (iv) no Hazardous Substance has been transported, stored, treated or disposed of by Street or any Street

Subsidiary on the real estate owned, operated or otherwise used by Street or any Street Subsidiary or at any other location, except as would not result in material liability under any applicable Environmental Laws; (v) neither Street nor any Street Subsidiary has assumed, contractually or by operation of law, any liabilities, potential liabilities or obligations of any other person or entity under any applicable Environmental Laws; (vi) neither Street nor any Street Subsidiary has entered into, agreed to, or is subject to any judgment, decree, order or other similar requirement of any governmental authority under any Environmental Laws; (vii) to the best of Street's knowledge, there are no (w) underground or aboveground storage tanks, (x) surface impoundments, (y) landfills or (z) sewer or septic systems currently present at or about any of the properties or facilities currently or, to the knowledge of Street, formerly owned, operated or otherwise used by Street or any Street Subsidiary that would be reasonably likely to result in material liability to Street or any Street Subsidiary under any applicable Environmental Laws; and (viii) to the best of Street's knowledge, there are no actions, activities, events, conditions or circumstances occurring or, to the knowledge of Street, existing during the time of Street's or any Street Subsidiary's operations and ownership of its properties or, to the knowledge of Street, prior to such time, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Substances, that would be reasonably likely to result in any material liability or obligation of Street or any Street Subsidiary under or relating to any Environmental Laws except, in each case, which would not be reasonably likely to have a Street Material Adverse Effect.

SECTION 4.20.  Transactions with Affiliates.

     Except as disclosed in Section 4.15 or 4.20 of the Street Disclosure Schedule there are no Contracts, agreements or arrangements between Street (or the Street Subsidiaries) and any officer, director or affiliate of Street (or the Street Subsidiaries) or beneficial owner of 10% or more of the Street Common Stock.

SECTION 4.21.  Brokers.

     No broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Street or any of their respective directors, officers, employees, representatives or agents, except for the fees and expenses set forth in Section
4.21 of the Street Disclosure Schedule.

SECTION 4.22.  Certain Agreements.

     Neither Street nor any Street Subsidiary is a party to any: (i) agreement with any director, officer or other employee of Street or any Street Subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Street of the nature contemplated by this Agreement; or (ii) agreement or plan (including Street Plans), any of the benefits of or rights under which will be increased, or the vesting or payment of the benefits of or rights under which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Street Common Stock or shares of Street Common Stock granted in connection with the performance of services for Street is or will be entitled to receive cash from Street in lieu of or in exchange for such option or shares solely as a result of the transactions contemplated by this Agreement, other than the receipt of cash in lieu of fractional shares.

SECTION 4.23.  Absence of Certain Commercial Practices.

     Neither Street nor any of Street Subsidiary, nor, to the knowledge of Street, any director, officer, agent, employee or other person acting on behalf of Street or any Street Subsidiary, has: (i) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to help or hinder Street or any Street Subsidiary or assist Street or any Street Subsidiary in connection with any proposed transaction, which gift or similar benefit, if not given in the past, might have materially and adversely affected the business or prospects of Street or any Street Subsidiary, or which, if not continued in the future, might materially and adversely affect the business or prospects of Street or any Street Subsidiary; or (ii) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither Street nor any Street Subsidiary, nor, to the knowledge of Street, any director, officer, agent, employee or other person acting on behalf of Street or any Street Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures.

SECTION 4.24.  Year 2000 Issues.

     Any failure of any System to be Year 2000 Compliant will not cause a Street Material Adverse Effect except as set forth in Section 4.24 of the Street Disclosure Schedule.

SECTION 4.25.  Books and Records.

     The books of account, minute books, stock record books and other records of Street and the Street Subsidiaries, all of which have been made available to Street, are complete and correct in all material respects and have been maintained in accordance with sound business practices in all material respects.


                                   ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF
                            THE STREET STOCKHOLDERS

     Each Street Stockholder hereby represents and warrants (all such representations being made by such Street Stockholder with respect to itself only), severally and not jointly, to 7th Level as follows:

SECTION 5.01.  Ownership of Street Capital Stock.

     Such Street Stockholder is the lawful owner of the shares of Street Capital Stock set forth opposite its name in Section 4.02(b) of the Street Disclosure Schedule, free and clear of all Liens and options of any nature, and such shares of Street Capital Stock are not subject to preemptive rights. Except for Stephen Gott, such Street Stockholder does not own 50% or more of the outstanding shares of Street Common Stock as of the date hereof.

SECTION 5.02.  Authority Relative to this Agreement.

     (a)  (i)   Such Street Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Street Stockholder has executed a majority written consent pursuant to which such Street Stockholder has approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Street Stockholder.

          (ii) This Agreement has been duly executed and delivered by such Street Stockholder and, assuming this Agreement constitutes the valid and binding agreement of 7th Level, Merger Corporation and Street, constitutes the valid and binding obligation of such Street Stockholder, enforceable against such Street Stockholder in accordance with its terms, except as may be limited by (i) bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally,
(ii) the availability of equitable remedies and (iii) with respect to enforcement of rights to indemnity and contribution hereunder, federal or state securities laws or principles of public policy.

     (b) The execution and delivery of this Agreement by such Street Stockholder does not, and the consummation of the transactions contemplated hereby by such Street Stockholder will not, result in any violation of any law applicable to such Street Stockholder or its properties or assets, except for such violations that, individually or in the aggregate, would not have a Street Material Adverse Effect.

     (c) No consent, approval, order or authorization of, or resignation, declaration or filing with, or permit from any Governmental Authority or any other person is required by or with respect to such Street Stockholder to validly execute and deliver this Agreement or to effect the Merger.

SECTION 5.03.  Restricted Securities.

     Such Street Stockholder understands that the shares of 7th Level Common Stock it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from 7th Level in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act and applicable state securities laws only in certain limited circumstances. Each Street Stockholder acknowledges that it is acquiring such securities for investment and not for distribution except in compliance with the Securities Act, is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the securities to be acquired hereunder. Except as set forth in Section 5.03 of the Street Disclosure Schedule, each Street Stockholder further acknowledges that it is an Accredited Investor and has received all requested documents from 7th Level and has had an opportunity to ask questions of and receive answers from 7th Level officers. The residence address of such Street Stockholder is set forth in Section 5.03 of the Street Disclosure Schedule.


                                   ARTICLE VI
                   COVENANTS OF THE PARTIES AFTER THE MERGER

SECTION 6.01.  7th Level Stockholders Meeting.

     As soon as practicable following the date hereof, 7th Level shall take all action necessary in accordance with the DGCL and its certificate of incorporation and by-laws to convene a meeting of its stockholders for the purpose of approving the issuance of the number of shares of 7th Level Common Stock issuable to the Street Stockholders upon the conversion of their shares of Series D Stock. 7th Level shall, through the board of directors of 7th Level, recommend to the stockholders of 7th Level (the "7th Level Stockholders") approval of such matters. Upon approval of such matters, 7th Level shall file a Nasdaq National Market Notification form for listing of additional shares with respect to all of the shares of 7th Level Common Stock issuable to the holder of the Series D Stock.

SECTION 6.02.  Public Announcements and Filings.

     As soon as practicable after the Effective Date, 7th Level shall issue a press release with respect to this Agreement and the transactions contemplated hereby in substantially the form attached as Exhibit C hereto.
                                             ---------

SECTION 6.03.  Tax Treatment.

     7th Level and Street shall each report the Merger as a tax free reorganization and shall not take, and shall use commercially reasonable efforts to prevent any of their respective subsidiaries or affiliates from taking, any actions that could prevent the Merger from qualifying, as a tax free reorganization under the provisions of Section 368(a) of the Code.

SECTION 6.04.  Registration of Shares issued in the Merger.

     (a) Registrable Shares. For purposes of this Agreement, "Registrable Shares" shall mean (i) all of the shares of 7th Level Common Stock issued to each of Charterhouse Equity Partners II, L.P. and Chef Nominees Limited, (ii) 648,215 shares of 7th Level Common Stock issued to Stephen Gott and (iii) 140,810 shares of 7th Level Common Stock issued to each of Safa Alai and Scott Near, in each case such shares issued in connection with the Merger, including shares of 7th Level Common Stock issuable upon conversion of the Series D Stock; provided however, that a distribution of shares of 7th Level Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Street Stockholder) shall not be deemed such a sale or transfer for purposes of this Section 6.04 and such underlying beneficial owners shall be entitled to the same rights under this Section 6.04 as the initial Street Stockholder from which the Registrable Shares were received and shall be deemed a Street Stockholder for the purpose of this Section 6.04.

     (b) Required Registration. 7th Level shall use its reasonable best efforts to prepare and file as soon as practicable (but in no event more than seventy five (75) days after the Effective Time) with the SEC a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the "Registration Statement") and to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Street Stockholder may reasonably request and that would permit or facilitate the sale of Registrable Shares in the open market (provided, however, that 7th Level shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), in each case so that 7th Level shall use commercially reasonable efforts to cause such Registration Statement and all other such registrations, qualifications and compliances to become effective. Notwithstanding the foregoing, 7th Level shall not be obligated to effect an underwritten registration statement.

     (c)  Effectiveness, Suspension Right.

          (i) 7th Level will use its best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the later of (A) two (2) years after the date hereof and
(B) the sale by Stephen Gott of all of his 7th Level Common Stock included in the Registrable Shares (the "Registration Effective Period"), and from time to time will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange

Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

          (ii) Following the date on which the Registration Statement is first declared effective, the Street Stockholders will be permitted (subject in all cases to Section 6.05 below) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

          (iii) Notwithstanding any other provision of this Section 6.04 but subject to Section 6.05, 7th Level shall have the right at any time to require that all Street Stockholders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of 7th Level after consultation with counsel there is or may be in existence material undisclosed information or events with respect to 7th Level (the "Suspension Right"). In the event 7th Level exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to 7th Level or its stockholders or until such time as the information or event is no longer material, each as determined in good faith by 7th Level after consultation with counsel. 7th Level will give the Street Stockholders notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.

     (d) Expenses. The costs and expenses to be borne by 7th Level for purposes of this Section 6.04 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Street Stockholders), legal fees and disbursements of counsel for 7th Level, "blue sky'' expenses, accounting fees and filing fees, and legal fees and disbursements of not more than one counsel for the Street Stockholders.

     (e)  Indemnification.

          (i) To the extent permitted by law, 7th Level will indemnify and hold harmless each Street Stockholder, its officers, directors, stockholders or partners and each person, if any, who controls such Street Stockholder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any Violation or alleged Violation by 7th Level of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and 7th Level will pay to each such Street

Stockholder (and its officers, directors, stockholders or partners) or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.04(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of 7th Level, nor shall 7th Level be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such Street Stockholder, or (b) a Violation that would not have occurred if such Street Stockholder had delivered to the purchaser the version of the prospectus most recently provided by 7th Level to the Street Stockholder as of the date of such sale.

          (ii) To the extent permitted by law, each selling Street Stockholder will indemnify and hold harmless 7th Level, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls 7th Level within the meaning of the Securities Act, any other Street Stockholder selling securities pursuant to the Registration Statement and any controlling person of any other Street Stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Street Stockholder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Street Stockholder to deliver the most current prospectus provided by 7th Level prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Street Stockholder expressly for use in the Registration Statement or such Violation is caused by the Street Stockholder's failure to deliver to the purchaser of the Street Stockholder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Street Stockholder by 7th Level; and each such Street Stockholder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.04(e)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.04(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Street Stockholder, which consent shall not be unreasonably withheld. The aggregate indemnification liability of each Street Stockholder under this Section 6.04(e)(ii) shall not exceed the net proceeds received by such Street Stockholder in connection with sale of shares pursuant to the Registration Statement.

          (iii) Each person entitled to indemnification under this Section 6.04(e) (the "Indemnified Party'') shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the

Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.04 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (iv)  To the extent that the indemnification provided for in this
Section 6.04(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The aggregate contribution liability of each Street Stockholder under this Section 6.04(e)(iv) shall not exceed the net proceeds received by such Street Stockholder in connection with sale of shares pursuant to the Registration Statement.

SECTION 6.05.  Procedures for Sale of Shares under Registration Statement.

     (a) Notice and Approval. If any Street Stockholder shall propose to sell any Registrable Shares pursuant to the Registration Statement, it shall notify 7th Level of its intent to do so (including the proposed manner and timing of all sales) at least two (2) full trading days prior to such sale, and the provision of such notice to 7th Level shall conclusively be deemed to reestablish and reconfirm an agreement by such Street Stockholder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Street Stockholder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within such two (2) trading-day period, 7th Level may refuse to permit the Street Stockholder to resell any Registrable Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, 7th Level must deliver a certificate in writing to the Street Stockholder to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then-current form without the addition of material, non-public information about 7th Level, could constitute a violation of the federal securities laws. Notwithstanding the foregoing, 7th Level will ensure that in any event the Street Stockholders shall have at least twenty (20) trading days (prorated for partial quarters) available to sell Registrable Shares during each calendar quarter (or portion thereof) from the date the Registration Statement is declared effective until the expiration of the Registration Effective Period.

     (b) Delivery of Prospectus. For any offer or sale of any of the Registrable Shares by a Street Stockholder in a transaction that is not exempt under the Securities Act, the Street Stockholder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of 7th Level covering the Registrable Shares in the form furnished to the Street Stockholder by 7th Level to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

     (c) Copies of Prospectuses. Subject to the provisions of this Section 6.05, when a Street Stockholder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, 7th Level shall, within two (2) trading days following the request, furnish to such Street Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Street Stockholder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

SECTION 6.06.  Certain Employee Benefit Matters.

     From and after the Effective Time, employees of Street at the Effective Time will be provided with employee benefits by the Surviving Corporation or 7th Level which in the aggregate are no less favorable to such employees than those provided from time to time by 7th Level to similarly situated employees. If any employee of Street becomes a participant in any employee benefit plan, program, policy or arrangement of 7th Level, such employee shall be given credit for all service prior to the Effective Time with Street for purposes of eligibility and vesting to the extent permissible and applicable under such plan, program, policy or arrangement and by law.

SECTION 6.07.  [Intentionally Omitted.]

SECTION 6.08.  Agreement of Street Stockholders.

     Each Street Stockholder agrees to vote all of the shares of 7th Level Common Stock beneficially owned by it in favor of the issuance of the number of shares of 7th Level Common Stock issuable to the Street Stockholders upon the conversion of their shares of Series D Stock pursuant to Section 6.01.

SECTION 6.09.  Appointment of Board of Directors.

     On the Closing Date, Stephen Gott shall have the right to appoint three (3) persons to the board of directors of 7th Level. 7th Level acting through its board of directors, subject to its fiduciary duty and in accordance with its charter and by-laws and applicable law, shall (i) (A) increase the size of its board of directors by three (3), (B) elect the designees of Stephen Gott to the board of directors to the newly created directorships to hold office until their respective successors are elected at a special or annual meeting of the stockholders, and (C) in connection with any such subsequent election of directors, nominate, recommend and do all other acts and things to cause (including, without limitation, voting all shares for which 7th Level's management or board of directors holds proxies (including undesignated proxies) unless otherwise provided by the stockholders submitting such proxies) the persons referenced in the preceding clause (B) to be elected to the board of directors. In the event the directors elected pursuant to this Section 6.09 shall cease to serve as directors for any reason, 7th Level shall cause (subject to its fiduciary duty and the provisions of its charter and by-laws and applicable law) the vacancies resulting thereby to be filled as promptly as practicable by persons selected by Stephen Gott. Notwithstanding any provision hereof, if at any time after the Closing Date Stephen Gott beneficially owns less than 1/3 of the shares of 7th Level Common Stock received by him in connection with the Merger (and assuming for such purposes, the conversion of all Series D Stock into 7th Level Common Stock), then his right shall be limited to appoint two (2) directors, and if at any time after the Closing Date Stephen Gott beneficially owns less than 1/3 of the shares of 7th Level Common Stock received by him in connection with the Merger (and assuming for such purposes, the conversion of all Series D Stock into 7th Level Common Stock), then his right shall be limited to having himself appointed to the board of directors so long as he serves as Chief Executive Officer of 7th Level.

SECTION 6.10.  Surviving Corporation Certificate of Incorporation and By-Laws.

     For a period of six (6) years after the Closing, 7th Level agrees that it shall not permit any amendment to the certificate of incorporation or by-laws of the Surviving Corporation which would in any way limit the indemnification provisions for the Surviving Corporation's officers and directors as in effect on the Closing Date.

SECTION 6.11.  Form S-8.

     7th Level shall use commercially reasonable efforts to register the Street Options on a Registration Statement on Form S-8 as soon as practicable after the Closing, but in no event later than June 30, 1999.

SECTION 6.12.  Notice to Street Stockholders.

     7th Level shall deliver to any Street Stockholder who is not a party to this Agreement notice of the merger in accordance with the provisions of the DGCL.


                                  ARTICLE VII
                           DELIVERIES AT THE CLOSING

SECTION 7.01.  Deliveries by 7th Level to Street on the Closing Date.

     At the Closing, 7th Level will deliver or cause to be delivered to Street the following:

     (a) Stockholder Approval. Consent from the maximum number of owners of 7th Level Common Stock permissible under applicable law so as to obtain the maximum number of votes in favor of approval of the conversion rights of the Series D Stock with respect to shares of 7th Level Common Stock.

     (b) Employment Agreement. An employment agreement with Stephen Gott in the form attached as Exhibit D hereto, duly executed by 7th Level.
                     ---------

     (c) Analysts. Indications that at least two analysts from nationally recognized investment banks have agreed to initiate coverage of 7th Level Common Stock.

     (d)  Certificates.   The certificates representing 7th Level Common Stock
and Series D Stock issued to Street Stockholders pursuant to Section 2.02 in exchange for Street Common Stock; provided that such certificates and any certificates of 7th Level Common Stock issued upon conversion of the Series D Stock shall bear a restrictive legend in substantially the form set forth below:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT AND THE

     LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT OR AN OPINION OF COUNSEL TO 7th LEVEL, INC. IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

     (e) Compliance Certificate. A certificate, dated the Closing Date, in substantially the form attached hereto as Exhibit E, signed on behalf of 7th
                                          ---------
Level and Merger Corporation by the Chairman, President or any Vice-President of 7th Level and Merger Corporation, and certifying that: (i) the representations and warranties of 7th Level and Merger Corporation set forth in this Agreement which are qualified as to materiality are true and correct and the representations and warranties which are not qualified are true and correct in all material respects, in each case as of the Closing Date, except that the representations and warranties made with reference to a specified date shall have been true on and with reference to such date, and (ii) 7th Level and Merger Corporation have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date, and certifying as to 7th Level's and Merger Corporation's certificate of incorporation, by-laws and corporate resolutions related to the transactions contemplated herein and the incumbency of certain of their officers.

     (f) Third Party Consents. Evidence that, except as set forth in Section 7.01(f) of the 7th Level Disclosure Schedule, 7th Level and each 7th Level Subsidiary have duly applied for and obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by 7th Level of this Agreement and the consummation of the transactions contemplated hereby, other than such consents or approvals as are not in the aggregate material to 7th Level and the 7th Level Subsidiaries, taken as a whole.

     (g) Opinion of 7th Level Counsel. An opinion of counsel to 7th Level, dated the Closing Date, in the form attached hereto as Exhibit F.
                                                       ---------

SECTION 7.02.  Deliveries by Street to 7th Level on the Closing Date.

     At the Closing, Street will deliver or cause to be delivered to 7th Level the following:

     (a) Stockholder Approval. Consent to the Merger from the Street Stockholders holding at least a majority of the outstanding shares of Street Common Stock outstanding as of the date hereof.

     (b) Compliance Certificate. A certificate, dated the Closing Date, in substantially the form attached hereto as Exhibit G, signed on behalf of Street
                                          ---------
by the Chairman, President or any Vice-President of Street, certifying that: (i) the representations and warranties of Street and, to Street's knowledge, the Street Stockholders set forth in this Agreement which are qualified as to materiality are true and correct and the representations and warranties which are not qualified are true and correct in all material respects, in each case as of the Closing Date, except that the representations and warranties made with reference to a specified date shall have been true on and with reference to such date, and (ii) Street has performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, and certifying as to Street's certificate of incorporation, by-laws and corporate resolutions and the incumbency of certain of its officers.

     (c) Third Party Consents. Evidence that, except as set forth in Section 8.02(c) of the Street Disclosure Schedule, Street and each Street Subsidiary have duly applied for and obtained all consents and approvals required to be obtained prior to or at the Closing Date from third parties or governmental and regulatory authorities in connection with the execution, delivery, and performance by Street of this Agreement and the consummation of the transactions contemplated hereby, other than such consents or approvals as are not, in the aggregate, material to Street and its subsidiaries, taken as a whole.

     (d) Opinion of Street Counsel. An opinion of counsel to Street, dated the Closing Date, in the form attached hereto as Exhibit H.
                                             ---------

     (e) Investment Letters. Letters (the "Investment Letters") from each Street Stockholder other than those listed in Section 5.03 of the Street Disclosure Schedule confirming (i) his, her or its status as an Accredited Investor and (ii) that each Street Stockholder understands that the shares of 7th Level Common Stock he, she or it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from 7th Level in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, and applicable state securities laws only in certain limited circumstances and that any certificates representing 7th Level Common Stock and Series D Stock delivered to Street Stockholders pursuant to Section 2.02 in exchange for Street Common Stock shall bear a restrictive legend in substantially the form set forth in Section 7.01(d); and (iii) is acquiring the shares of 7th Level Common Stock and Series D Stock for investment and not for distribution except in compliance with the Securities Act, is able to fend for himself, herself or itself, can bear the economic risk of his, her or its investment and has such knowledge and experience in financial or business matters that he, she or it is capable of evaluating the merits and risks of the investment in the securities to be acquired hereunder.

     (f) Agreement of Street Stockholders. An agreement of all Street Stockholders terminating all preemptive and/or registration rights that they owned prior to the Closing.

                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

SECTION 8.01.  Survival; Knowledge.

     The representations and warranties of the parties set forth in this Agreement shall survive until April 30, 2000 and thereafter shall be of no further force or effect, provided that the representations and warranties made by 7th Level contained in Sections 3.13, 3.14 and 3.19 and the representations and warranties made by Street contained in Sections 4.13, 4.14 and 4.19 shall survive until the expiration of the applicable statute of limitations, and the representations and warranties made by 7th Level in Sections 3.02, 3.20 and 3.21 and by Street and the Street Stockholders made in Sections 4.02, 4.20, 4.21 and
5.01 shall not be subject to the limitations set forth herein. For purposes of this Article VIII, such representations and warranties shall be deemed to have been given and made at the Effective Time. Following the expiration of the periods set forth above with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation or warranty. Except as set forth herein, all of the covenants, agreements and obligations of the parties hereto shall survive the Closing indefinitely (or if indefinite survival is not permitted by law, then for the maximum period permitted by applicable law). Anything herein to the contrary notwithstanding, any claim for indemnification that is asserted by written notice which notice specifies in reasonable detail the facts upon which such claim is made as provided in this Article VIII within the survival period shall survive until resolved pursuant to a final non-appealable judicial determination or otherwise.

SECTION 8.02.  Indemnification.

     (a)  Agreement to Indemnify.

          (i) Subject to the terms of this Article VIII, Street and each of the Street Stockholders, severally but not jointly hereby covenant and agree to indemnify 7th Level, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorneys fees (collectively, "Losses") incurred by any of them resulting from or arising out of any breach of any of the representations or warranties made by Street and the Street Stockholders in this Agreement or the failure of Street or the Street Stockholders to perform any of the agreements or covenants contained herein; provided however, that each Street Stockholder shall have no liability hereunder if the Closing does not occur; provided that liability for breaches of Street's representations and warranties shall be limited to such Street Stockholder's percentage ownership of Street multiplied by the Losses. The Street Stockholders may satisfy the payment of the Losses by surrendering the shares of 7th Level Common Stock which they received pursuant to this Agreement which shall be valued at the average Market Price (as defined in the Certificate of

Designations) of the 7th Level Common Stock for the 20-day trading period prior to the surrender of such shares.

          (ii) Subject to the terms of this Article VIII, 7th Level hereby covenants and agrees to indemnify Street, its stockholders, directors, officers, employees, affiliates and agents and their respective successors and assigns and to hold them harmless from and against any Losses incurred by any of them resulting from or arising out of any breach of any of the representations or warranties made by 7th Level or Merger Corporation in this Agreement or the failure of 7th Level to perform any of the agreements or covenants contained herein.

     (b)  Indemnification Procedure.

          (i) A party entitled to indemnification pursuant to this Article VIII (an "Indemnified Party") shall provide written notice to each party obligated to provide indemnification pursuant to this Article VIII (an "Indemnifying Party") of any claim of such Indemnified Party for indemnification under this Agreement within ten (10) days after the date on which such Indemnified Party has actual knowledge of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the Indemnifying Parties shall be given reasonable access to any documents or properties within the control of the Indemnified Parties as may be useful or necessary in the investigation of the basis for such claim. The failure to so notify the Indemnifying Parties shall not constitute a waiver of such claim but an Indemnified Party shall not be entitled to receive any indemnification with respect to any Losses that occurred directly as a result of the failure of such Indemnified Party to give such notice.

          (ii) In the event any Indemnified Party seeks indemnification hereunder based upon a claim asserted by a third party, the Indemnifying Parties shall have the right (without prejudice to the right of any Indemnified Party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so no later than twenty (20) days following notice thereof by an Indemnified Party or such shorter time period as required so that the interests of the Indemnified Party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that, if the Indemnified Party shall have reasonably concluded that separate counsel is required because a conflict of interest would otherwise exist, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party. If the Indemnifying Party does not so choose to defend or prosecute any such claim asserted by a third party for which any Indemnified Party would be entitled to indemnification hereunder, then the Indemnified Party shall be entitled to recover from the Indemnifying Party on a monthly basis all of the reasonable attorney's fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by an Indemnifying Party pursuant to this paragraph, the Indemnified Party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably delayed or withheld).

          (iii) The Indemnifying Party and the Indemnified Party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to undue risk of loss.

    (c)  Limitations on Indemnification.  The provisions for indemnity under
Section 8.02(a) shall be effective only when the aggregate amount of all Losses for which indemnification is sought from 7th Level or Street, as the case may be, under Section 8.02(a) exceeds $500,000 (the "Threshold Amount"), in which case the Indemnified Party shall be entitled to indemnification of its Losses in an amount in excess of the Threshold Amount. The indemnification obligations of Indemnified Party's Losses pursuant to Section 8.02(a) shall be effective only until the dollar amount paid by the Indemnifying Party in respect of the Losses indemnified against under such Section aggregates to $10,000,000.


                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.01. [Intentionally Omitted.]

SECTION 9.02.  Notices.

    All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

    if to 7th Level or Merger Corporation, to:

              7th Level, Inc.
              1201 Richardson Drive, Suite 277
              Richardson, Texas 75080
              Attention: Chief Executive Officer
              Fax:  972-498-0111

              with a copy to:

              The Schupak Group

              730 Fifth Avenue, Suite 1901
              New York, New York 10019
              Attention: Donald Schupak
              Fax: 212-262-1031

              with a copy to:

              Swidler Berlin Shereff Friedman, LLP
              919 Third Avenue
              New York, New York 10022
              Attention: Gerald Adler, Esq.
              Fax: 212-758-9526

     if to Street, to:

              Street Technologies, Inc.
              925 Westchester Avenue
              White Plains, New York 10604
              Attention: Chief Executive Officer
              Fax: 914-682-4440

              with a copy to:

              Proskauer Rose LLP
              1585 Broadway
              New York, New York 10036
              Attention: Stephen W. Rubin, Esq.
              Fax: 212-969-2900

or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 9.03.  Amendment; Waiver.

     This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed on behalf of the parties hereto.

SECTION 9.04.  Fees and Expenses.

     All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses, except that Street shall pay the legal costs and expenses incurred by the Street Stockholders.

SECTION 9.05.  Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

SECTION 9.06.  Governing Law.

     This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without regard to principles of conflict of laws.

SECTION 9.07.  Counterparts; Effectiveness.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 9.08.  Entire Agreement; No Third Party Beneficiaries; Rights of
Ownership.

     Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement, by and between 7th Level and Street constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

SECTION 9.09.  Headings.

     The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 9.10.  Severability.

     If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                          7th LEVEL, INC.


                          By:   /s/ Donald Schupak
                                ---------------------------------------------
                               Name: Donald Schupak
                               Title: Chairman of the Board and Director

                          7th LEVEL MERGER CORPORATION


                          By:   /s/ Donald Schupak
                              ------------------------------------------------
                               Name: Donald Schupak
                               Title: Chairman of the Board and Director

                          STREET TECHNOLOGIES, INC.


                          By:   /s/ Stephen Gott
                              ------------------------------------------------
                               Name: Stephen Gott
                               Title: President & CEO


                             /s/ Stephen Gott
                          ----------------------------------------------------
                          Stephen Gott

                          CHARTERHOUSE EQUITY PARTNERS II, L.P.

                               By: CHUSA Equity Investors II, L.P., general
                                        partner

                               By: Charterhouse Equity II, Inc., general
                                        partner


                          By:   /s/ Cheri E. Liberman
                              ------------------------------------------------
                               Name: Cheri E. Liberman
                               Title: Vice President

                          CHEF NOMINEES LIMITED


                               By: Charterhouse Group International, Inc.,
                                        Attorney-in-Fact


                          By:   /s/ Cheri E. Liberman
                              ---------------------------------------------
                               Name: Cheri E. Liberman
                               Title: Vice President


                              /s/ Safa Alai
                              ---------------------------------------------
                              Safa Alai



                              /s/ Scott Near
                              ---------------------------------------------
                              Scott Near